UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                [AMENDMENT NO. 1]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            JB OXFORD HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed transaction is valued at $26,000,000.00, which is the maximum consideration payable to the Registrant in the asset sale transaction described in the proxy statement.

         (4) Proposed maximum aggregate value of transaction: $26,000,000.00

         (5) Total fee paid: $5,200.00(1)

                  (1) The fee was calculated pursuant to Rule 0-11(c)(2) as 1/50 of 1% of the maximum consideration of $26,000,000.00 to be paid to the Registrant.

         [X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                               [J B OXFORD LOGO]

                               September __, 2004


Dear Shareholder:

         You are cordially invited to attend a special meeting of the Shareholders of JB Oxford Holdings, Inc., to be held at 9:00 A.M. local time on Thursday, October 7, 2004, at our headquarters, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212.

         As more fully described in the attached notice of special meeting and the accompanying proxy statement, the business to be addressed at the special meeting is consideration of a proposal to sell for cash substantially all of the assets of our subsidiary, JB Oxford & Company, to Ameritrade, Inc.

         Third Capital Partners, LLC, which is owned and controlled by Christopher L. Jarratt, our Chairman and Chief Executive Officer, owns 52.68% of the outstanding shares of our common stock, has agreed with Ameritrade to vote all of such shares in favor of the proposed transaction and has delivered an irrevocable proxy to Ameritrade to vote such shares in favor of the transaction at the special meeting. When such shares are voted in favor of the proposed transaction as required by such agreement, the transaction will be approved.

         Whether or not you plan to attend the special meeting, please submit your proxy to ensure your representation.

         The Board of Directors recommends that you vote FOR the proposal to sell substantially all of the assets of JB Oxford & Company to Ameritrade, Inc. You may attend the special meeting and vote in person even if you have submitted your proxy.

                                                Sincerely,


                                                C.L. JARRATT
                                                Chairman of the Board
                                                and Chief Executive Officer

                               [J B OXFORD LOGO]

                      9665 Wilshire Boulevard, Third Floor
                         Beverly Hills, California 90212


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 7, 2004

         Notice is hereby given that a special meeting of the shareholders of JB Oxford Holdings, Inc. will be held at 9:00 A.M. local time on Thursday, October 7, 2004, at our company headquarters, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212, for the following purposes:

         1. To vote on a proposal to sell substantially all of the assets of our subsidiary, JB Oxford & Company, to Ameritrade, Inc., pursuant to the terms of that certain asset purchase agreement by and among JB Oxford Holdings, Inc., JB Oxford & Company, and Ameritrade, Inc., dated June 4, 2004, as more fully described in the proxy statement accompanying this notice.

          2. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         We have fixed the close of business on September __, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only our shareholders of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. This Notice of special meeting and the accompanying proxy statement and proxy card are being sent to shareholders on or about September __, 2004.

         You are cordially invited to attend the special meeting, but whether or not you plan to attend, please complete and sign the enclosed form of proxy and mail it promptly in the enclosed envelope. The proxy may be revoked at any time by filing a written revocation with our corporate secretary, by executing a later dated proxy and delivering it to our corporate secretary, or by attending the special meeting and voting in person.


                                            By Order of the Board of Directors,


                                            BARRY S. FISCHER
                                            Secretary

September __, 2004

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION                                                             1
SUMMARY                                                                                                 3
A WARNING ABOUT FORWARD-LOOKING STATEMENTS AND RISK FACTORS                                             9
THE SPECIAL MEETING
      General                                                                                          12
      Record Date; Shares Entitled to Vote; Vote Required to Approve the Transaction                   12
      Solicitation, Voting and Revocation of Proxies                                                   13
PROPOSAL ONE - APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE TRANSACTION
      General                                                                                          13
      Background of the Transaction                                                                    14
      Reasons for the Transaction                                                                      15
      Fairness Opinion of Capitalink, L.C.                                                             15
      Use of Proceeds                                                                                  21
      Recommendation of the Board of Directors                                                         22
      Interests of Certain Persons in the Transaction                                                  22
      Certain Federal Income Tax Consequences                                                          23
      Accounting Treatment                                                                             23
      Regulatory Approvals                                                                             23
      Rights of Dissenting Shareholders                                                                23
 TERMS OF THE ASSET PURCHASE AGREEMENT
      General                                                                                          24
      Assets to be Sold                                                                                24
      Obligations to be Assumed by Ameritrade                                                          25
      Purchase Price                                                                                   25
      Payment of the Purchase Price                                                                    25
      The Escrowed Funds                                                                               25
      Representations and Warranties                                                                   26
      Commitment with Respect to Other Offers                                                          26
      Break-Up Fee                                                                                     27
      Conduct of Business Pending the Transaction                                                      28
      Operations After the Transaction                                                                 28
      Indemnification                                                                                  28
      Other Covenants                                                                                  29
      Conditions to Closing the Transaction                                                            31
      Amendment and Termination of the Asset Purchase Agreement                                        32
      Closing                                                                                          32
      Expenses                                                                                         32
INFORMATION ABOUT THE COMPANIES
      JB Oxford Holdings                                                                               33
      Ameritrade                                                                                       33
       Security Ownership of Management and Certain Beneficial Owners                                  33
       Change of Control                                                                               34
OTHER MATTERS                                                                                          34
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS                                                           34
EXPERTS                                                                                                34
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX A-- Asset Purchase Agreement                                                                 A-1
APPENDIX B-- Fairness Opinion of Capitalink, L.C., dated June 3, 2004                                 B-1
APPENDIX C-- Notice of Dissenters' Rights.                                                            C-1
APPENDIX D-- Sections of the Utah Revised Business Corporation Act regarding Dissenters' Rights.      D-1
APPENDIX E-- Pro Forma Financial Statements                                                           E-1

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:    WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A: This proxy statement describes in detail the proposed sale of substantially all of the assets of our subsidiary, JB Oxford & Company, to Ameritrade, Inc. The assets to be sold are substantially all of the customer accounts of JB Oxford & Company, which is a registered broker-dealer. This sale may constitute a sale of substantially all of our assets for purposes of Utah law, which governs our corporate matters. Accordingly, the sale is being submitted to our shareholders for approval pursuant to Section 16-10a-1202 of the Utah Revised Business Corporation Act. You have been sent this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting of shareholders called for the purpose of voting on the transaction.

Q:    HOW MANY VOTES ARE REQUIRED TO APPROVE THE TRANSACTION?

A: Each share of common stock will entitle the holder to cast one vote. The affirmative vote of a majority of the shares of our common stock outstanding on the record date for the special meeting will be necessary for the approval of the proposed transaction. Abstentions and broker nonvotes will have the same effect as votes against the proposed transaction. Third Capital Partners, LLC, which owned 52.58% of the outstanding shares of our common stock on the record date, has agreed with Ameritrade to vote all of such shares in favor of the proposed transaction and has delivered an irrevocable proxy to Ameritrade to vote such shares in favor of the transaction. When such shares are voted in favor of the transaction as required by such agreement, it will be approved.

Q:    WHAT WILL HAPPEN IF THE SHAREHOLDERS APPROVE THE TRANSACTION?

      A: If the shareholders approve the transaction, then shortly following the special meeting, subject to the approval of the NASD, Inc. and satisfaction of certain conditions set out in the asset purchase agreement, JB Oxford & Company will sell substantially all of its customer accounts to Ameritrade for a cash purchase price of up to $26 million, which will be payable in two installments. On the closing date, we will receive a maximum of $14 million, approximately $1.05 million of which will be used as follows:

      o up to $400,000 will be paid to Third Capital, LLC for its assistance with this transaction, as discussed on page 22; and

      o     the  expenses   related  to  this   transaction,   estimated  to  be
            approximately $650,000, will be paid.

         Ameritrade will deposit an additional $3.5 million of the purchase price into an escrow account, to be held for 18 months and used to pay any valid claims made by Ameritrade against us for indemnification under the asset purchase agreement, as discussed under "Terms of the Asset Purchase Agreement - The Escrowed Funds" on page 25.

      This will leave approximately $12.95 million available from the initial payment to JB Oxford & Company. This money, together with the money from the second payment due in January 2005 and all money left in the escrow account at the end of the escrow period, will be used to pay creditors of JB Oxford & Company, for general business purposes during the winding up of the business of JB Oxford & Company, and for the acquisition or start up of one or more new businesses, as further discussed under "Use of Proceeds" on page 21. While we are not currently aware of any significant claims of creditors of JB Oxford & Company, either asserted or unasserted, no representation can be made as to whether any such claims may be made in the future, or the amount of any such claim that might be made. While it is currently our intent to retain the proceeds indefinitely in JB Oxford & Company, as the sole shareholder of JB Oxford & Company we will have the corporate authority to direct the officers and directors of JB Oxford & Company as to the use of the proceeds in the future. JB Oxford Holdings, Inc. and National Clearing Corp. each have significant pending litigation and potential claims pending against them. If a creditor were to obtain a judgment against JB Oxford Holdings, Inc., it could attempt to levy on the stock of JB Oxford & Company to obtain access to the proceeds to satisfy its judgment. It is not anticipated that any distributions will be made to our shareholders in the near future, if at all.

      Based on pro forma data provided in Appendix E which provides our historical and pro forma results of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003, our estimated loss from continuing operations before income taxes would have been approximately $1.1 million for the first half of 2004 and $2 million for the year ended December 31,2003 if the transaction with Ameritrade had taken place at the beginning of the respective periods.

Q:    WILL WE CONTINUE TO OPERATE AFTER THE TRANSACTION IS CLOSED?

      A: We have agreed that, following the closing of the transaction, neither we nor any of our subsidiaries will engage in the online retail brokerage business for a period of three years after the closing; therefore, following the closing of the transaction, JB Oxford & Company will cease to operate as a retail broker-dealer, and its business will be wound up.

         Our other operating subsidiary, National Clearing Corp., is a securities clearing corporation and a registered broker-dealer, offering clearing services to independent broker-dealers, referred to as correspondents. In addition, National Clearing Corp. acts as a market maker in stocks traded on the NASDAQ National Market System and other national exchanges. However, National Clearing Corp.'s largest correspondent is JB Oxford & Company, and transactions on behalf of JB Oxford & Company represented approximately 87% of the revenues of National Clearing Corp. for the first half of 2004.

      On August 20, 2004, we entered into an agreement with North American Clearing, Inc. to sell to it our clearing rights for the correspondent accounts of National Clearing Corp. Under the terms of the agreement, we will receive an initial payment of up to $100,000, and will receive 50% of the revenue related to the accounts over the next five years, up to a maximum total payment of $2.5 million. We hope to close on this transaction in the third quarter of 2004. Once both transactions are consummated, our primary source of income will be earnings on the proceeds of the transactions.

      We have not yet made any determination about future business plans once the transactions are completed for both JB Oxford & Company and National Clearing Corp. We anticipate that it will take at least one year from the closings to wind up the brokerage operations of those companies, and the liabilities associated with each of them. During the next 12 to 18 months, management will evaluate available business opportunities. We anticipate that the proceeds from these transactions, together with earnings on such proceeds, will provide us with sufficient liquidity to maintain our offices and a minimal staff until such time as a new business venture is decided upon. You should review the "Risk Factors" section beginning on page 9 for a discussion of some of the risks related to our future operations. Additionally, our auditors issued an opinion on our December 31, 2003 financial statements containing a going concern qualification; see "Our Financial Statements Have Been Prepared On A Going Concern Basis, But Our Auditors Have Expressed Doubt About Our Ability To Continue As A Going Concern" on page 10.

Q:    WHEN IS THE TRANSACTION EXPECTED TO BE COMPLETED?

A: WE EXPECT THE TRANSACTION TO BE COMPLETED IN THE FOURTH QUARTER OF 2004. However, the timing of the completion of the transaction is dependent on the transaction agreement being approved by our shareholders as well as the approval of the NASD, Inc. and the satisfaction of other conditions described in this proxy statement. Some of these conditions are beyond our control.

Q:    WHAT SHOULD I DO NOW?

A: SEND IN YOUR PROXY CARD. After reviewing this document and its appendixes, indicate on your proxy card how you want to vote, and sign, date, and mail it in the enclosed envelope as soon as possible to ensure that your shares will be represented at the special meeting. If you sign, date, and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the transaction. If you do not sign and send in your proxy, and if you do not attend and cast your vote in person at the special meeting, it will have the effect of voting against the transaction.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, BANK OR OTHER NOMINEE, WILL IT VOTE MY SHARES FOR ME?

A: YES, IF YOU GIVE YOUR NOMINEE INSTRUCTIONS ON HOW TO VOTE. Your broker, bank or other nominee holder will vote your shares only if you provide it with instructions on how to vote. You should instruct your nominee how to vote your shares by following the directions it provides. If you do not provide instructions to your nominee, your shares will not be voted and this will have the effect of voting against the transaction.

Q:    CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A: YES. You may revoke your proxy up to the time of the special meeting by taking any of the actions explained under "The Special Meeting--Solicitation, Voting and Revocation of Proxies" on page 13 of this proxy statement, including by giving a written notice of revocation, by signing and delivering a new later-dated proxy, or by attending the special meeting and voting in person.

Q:    CAN I VOTE MY SHARES IN PERSON?

A:    YES.  You may attend the  special  meeting  and vote your shares in person even if you sign and mail your proxy card.

Q:    DO I HAVE DISSENTERS' RIGHTS?

A: YES. As this transaction may constitute a sale of substantially all of our assets, our shareholders are entitled to exercise "dissenters' rights" under Utah law. These rights entitle a shareholder to "dissent" from the transaction and, by strictly following the requirements fixed by law, receive "fair value" for their stock if the transaction is consummated. The fair value may ultimately be determined in a judicial proceeding, the result of which cannot be predicted with certainty. Under applicable law, if you wish to assert dissenters' rights, you must (i) deliver to our corporate secretary, prior to the time the vote is taken on the proposed transaction at the special meeting, written notice of your intent to demand payment for your shares if the proposed transaction is closed and (ii) not vote for the proposed transaction. A notice of your intent to demand payment for your shares if the proposed transaction is consummated should be sent postage prepaid and addressed to JB Oxford Holdings, Inc., Attention:
Corporate Secretary, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212. Such notice should be sent by a method that will assure its delivery to us prior to the date of the special meeting. If the transaction is approved by the shareholders at the special meeting, within ten (10) days thereafter written notice will be sent to all shareholders who properly delivered to us a notice of their intent to demand payment for their shares, which notice will state when and where written demand for payment for such shareholders' shares must be sent and when the stock certificates representing their shares must be deposited by them to effectuate the purchase of the dissenting shareholders' shares. Dissenter's Rights are more fully explained under "Rights of Dissenting Shareholders" on page 23 of this proxy statement.

Q:    WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: Our board of directors is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:    WHOM CAN I CALL WITH QUESTIONS?

A: If you want additional copies of this document, or if you want to ask any questions about the asset purchase agreement or the transaction, you should contact Barry S. Fischer, our General Counsel and Corporate Secretary, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212, telephone:
(310) 777-8888.

                                     SUMMARY

            This summary highlights selected information from this proxy statement. It does not contain all of the information that you may consider to be important in determining how to vote on the proposed transaction. You should carefully read the entire document and the other documents to which we refer. These will give you a more detailed description of the proposed transaction. Each item in this summary refers to the pages where that subject is discussed in greater detail elsewhere in this proxy statement. In this proxy statement, the terms "we," "our" and "us" refer to JB Oxford Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

THE PROPOSAL (PAGE 24)

         At the special meeting of shareholders, our shareholders will consider and vote upon a proposal to approve the asset purchase agreement, dated June 4, 2004, between us, our subsidiary, JB Oxford & Company, and Ameritrade, Inc., which provides for the sale of certain assets of JB Oxford & Company to Ameritrade, for up to $26 million in cash, subject to certain adjustments and an escrow. The asset purchase agreement is the document that controls the proposed transaction between the three companies. We encourage you to read the entire asset purchase agreement, which is attached to this proxy statement as Appendix A.

ASSETS TO BE SOLD (PAGE 24)

      JB Oxford & Company will sell substantially all of its customer accounts, totaling approximately 50,000 accounts.

OBLIGATIONS TO BE ASSUMED (PAGE 25)

      Ameritrade will assume the obligations that accrue and arise and are required to be performed after the closing under all of the customer contracts associated with the customer accounts transferred to it. Other than those obligations, Ameritrade will not assume or be liable for any of our obligations or liabilities.

PURCHASE PRICE (PAGE 25)

      The purchase price is $26 million, subject to reduction if we are unable to deliver at least 93% of the number of specified accounts in each of three groups of customer accounts, referred to as A, B and C, which JB Oxford & Company had on May 27, 2004. The specified account groupings are based upon the account net equity and trading activity, and include all accounts with positive equity in which there has been at least one trade in the past 18 months. JBOC had 18,318 accounts that met these criteria on May 27, 2004, the measurement date set by the parties in the asset purchase agreement: 524 Group A accounts, 3,938 Group B accounts and 13,856 Group C accounts. JBOC also had approximately 30,000 other accounts that did not meet these criteria. If the transaction with Ameritrade is consummated, substantially all of the accounts of JBOC will be transferred to Ameritrade, but the purchase price will be reduced if less than 93% of the accounts in any of the three groups of specified accounts existing on May 27, 2004 are transferred to Ameritrade. As of July 30, 2004, the last date for which information is available, more than 93% of each of the three groups of accounts remained available for transfer to Ameritrade. Accordingly, as of that date, there would be no reduction in the purchase price.

PAYMENT OF THE PURCHASE PRICE (PAGE 25)

      Assuming the final purchase price at the time of closing exceeds $17.5 million, $14 million of the purchase price will be delivered to us in cash at the closing and $3.5 million will be placed in an escrow account to be held for 18 months following the closing. The escrowed funds may be used to satisfy valid claims by Ameritrade for indemnification under the asset purchase agreement.

      The balance of the purchase price, if any, is to be paid to us on January 14, 2005. The transaction was structured as an installment sale to take advantage of installment sale rules under the Internal Revenue Code to defer income tax liability. Payment of the balance of the purchase price will be secured by an irrevocable bank letter of credit. Accordingly, we do not believe that there is any significant risk of nonpayment of the second installment.

USE OF PROCEEDS (PAGE 21)

      On  the  closing   date,  we  will  receive  a  maximum  of  $14  million,
approximately $1.05 million of which will be used as follows:

      o up to $400,000 will be paid to Third Capital, LLC for its assistance with this transaction, as discussed on page 22; and

      o     the  expenses   related  to  this   transaction,   estimated  to  be
            approximately $650,000, will be paid.

         Ameritrade will deposit an additional $3.5 million of the purchase price into an escrow account, to be held for 18 months and used to pay any valid claims made by Ameritrade against us for indemnification under the asset purchase agreement, as discussed under "Terms of the Asset Purchase Agreement - The Escrowed Funds" on page 25.

      This will leave approximately $12.95 million available from the initial payment to JB Oxford & Company. This money, together with the money from the second payment due in January 2005 and all money left in the escrow account at the end of the escrow period, will be used to pay creditors of JB Oxford & Company, for general business purposes during the winding up of the business of JB Oxford & Company, and for the acquisition or start up of one or more new businesses, as further discussed below. While we are not currently aware of any significant claims of creditors of JB Oxford & Company, either asserted or unasserted, no representation can be made as to whether any such claims may be made in the future, or the amount of any such claim that might be made. While it is currently our intent to retain the proceeds indefinitely in JB Oxford & Company, as the sole shareholder of JB Oxford & Company we will have the corporate authority to direct the officers and directors of JB Oxford & Company as to the use of the proceeds in the future. It is not anticipated that any distributions will be made to our shareholders in the near future, if at all.

      We do not anticipate any income tax liability on the receipt of the initial payment of up to $14 million. Thereafter, the amount of income tax owed will depend on the total purchase price ultimately received, and the amount of operating losses incurred during and after the third quarter of 2004. Assuming we receive the full purchase price of $26 million, without any offsets, and incur no operating losses during or after the third quarter of 2004, estimated income tax liability would be approximately $4 million.

         Our other operating subsidiary, National Clearing Corp., is a securities clearing corporation and a registered broker-dealer, offering clearing services to independent broker-dealers, referred to as correspondents. In addition, National Clearing Corp. acts as a market maker in stocks traded on the NASDAQ National Market System and other national exchanges. However, National Clearing Corp.'s largest correspondent is JB Oxford & Company, and transactions on behalf of JB Oxford & Company, represented approximately 87% of the revenues of National Clearing Corp. for the first half of 2004.

      On August 20, 2004, we entered into an agreement with North American Clearing, Inc. to sell to it our clearing rights for the correspondent accounts of National Clearing Corp. Under the terms of the agreement, we will receive an initial payment of up to $100,000, and will receive 50% of the revenue related to the accounts over the next five years, up to a maximum total payment of $2.5 million. We hope to close on this transaction in the third quarter of 2004. Once both transactions are consummated, our primary source of income will be earnings on the proceeds of the transactions.

      We have not yet made any determination about future business plans once the transactions are completed for both JB Oxford & Company and National Clearing Corp. We anticipate that it will take at least one year from the closings to wind up the brokerage operations of those companies, and the liabilities associated with each of them. During the next 12 to 18 months, management will evaluate available business opportunities. We anticipate that the proceeds from these transactions, together with earnings on such proceeds, will provide us with sufficient liquidity to maintain our offices and a minimal staff until such time as a new business venture is decided upon. You should review the "Risk Factors" section beginning on page 9 for a discussion of some of the risks related to our future operations.

OUR OPERATIONS PENDING THE CLOSING OF THE TRANSACTION (PAGE 28)

         Until the closing date, we have agreed, among other things:

      o to operate the business of JB Oxford & Company in the ordinary course and manner,

      o to use commercially reasonable efforts to preserve intact the present business organization of JB Oxford & Company and preserve its present goodwill and advantageous relationships, and

      o not to modify, amend or otherwise alter or change any of the material terms or provisions of any of the customer contracts to be transferred to Ameritrade or the obligations to be assumed by Ameritrade.

OUR OPERATIONS AFTER THE TRANSACTION (PAGE 28)

      We have agreed that, following the closing of the transaction, neither we nor any of our subsidiaries will engage in the online retail brokerage business for a period of three years after the closing; therefore, following the closing of the transaction, JB Oxford & Company will cease to operate as a retail broker-dealer, and its business will be wound up.

         For fiscal year 2003 and the first half of 2004, management estimates that the revenues generated from the assets to be transferred to Ameritrade were approximately $15.4 million and $7.4 million, or 77.4% and 89.1%, respectively, of our total revenues of $19.9 million and $8.2 million for such periods. Exact figures are not available, because although the assets being transferred are accounts of JB Oxford & Company, transactions on behalf of JB Oxford & Company represent a large majority of the revenue of our other operating subsidiary, National Clearing Corp. (approximately 87% of the revenues of National Clearing Corp. for the first half of 2004). Further, prior to October 2003, all retail brokerage operations and securities clearing operations were conducted through National Clearing Corp. (then known as JB Oxford & Company). In October 2003, the current JB Oxford & Company began operating as our retail broker-dealer subsidiary, with National Clearing Corp. retaining the securities clearing operations, as well as acting as a market maker. Accordingly, separate financial information for fiscal year 2003 for JB Oxford & Company and National Clearing Corp. is not available.

      National Clearing Corp. is a securities clearing corporation and a registered broker-dealer, offering clearing services to independent broker-dealers, referred to as correspondents. In addition, National Clearing Corp. acts as a market maker in stocks traded on the NASDAQ National Market System and other national exchanges. However, National Clearing Corp.'s largest correspondent is JB Oxford & Company, and transactions on behalf of JB Oxford & Company represented approximately 87% of the revenues of National Clearing Corp. for the first half of 2004. As of June 30, 2004, the assets of JB Oxford & Company, $3.2 million, represented approximately 1.4% of our total assets of $236.7 million at such date. JB Oxford & Company assets do not include retail customer receivables and related assets, as those assets are carried on the books of National Clearing Corp. As of June 30, 2004, these assets totaled approximately $188.3 million. Such assets, together with the related liabilities to the account holders, will be transferred to Ameritrade in the proposed transaction. If those assets were included in the assets of JB Oxford & Company, its assets would constitute approximately 80% of our total assets. See the Pro Forma Financial Statements attached as Appendix E for more financial information.

      On August 20, 2004, we entered into an agreement with North American Clearing, Inc. to sell to it our clearing rights for the correspondent accounts of National Clearing Corp. Under the terms of the agreement, we will receive an initial payment of up to $100,000, and will receive 50% of the revenue related to the accounts over the next five years, up to a maximum total payment of $2.5 million. We hope to close on this transaction in the third quarter of 2004. Once both transactions are consummated, our primary source of income will be earnings on the proceeds of the transactions.

      We have not yet made any determination about future business plans once transactions are completed for both JB Oxford & Company and National Clearing Corp. We anticipate that it will take at least one year from the closings to wind up the brokerage operations of those companies, and the liabilities associated with each of them. During the next 12 to 18 months, management will evaluate available business opportunities. We anticipate that the proceeds from these transactions, together with earnings on such proceeds, will provide us with sufficient liquidity to maintain our offices and a minimal staff until such time as a new business opportunity is decided upon. You should review the "Risk Factors" section beginning on page 9 for a discussion of some of the risks related to our future operations. Additionally, our auditors issued an opinion on our December 31, 2003 financial statements containing a going concern qualification; see "Our Financial Statements Have Been Prepared On A Going
Concern Basis, But Our Auditors Have Expressed Doubt About Our Ability To Continue As A Going Concern" on page 10.

OUR REASONS FOR THE TRANSACTION (PAGE 15)

         Our board of directors has unanimously approved the asset purchase agreement with Ameritrade. The board of directors believes that the transaction and the terms and provisions of the asset purchase agreement are fair to and in the best interests of our shareholders. Therefore, the board of directors has unanimously recommended that you vote to approve the asset purchase agreement and the transaction.

         In reaching its decision to approve and recommend shareholder approval of the asset purchase agreement, the board of directors considered a number of factors, including the following:

      o The requirements for our future growth as an independent brokerage firm.

      o The limited capital raising opportunities available to us, and the unlikely possibility that another entity would be interested in buying our stock or merging with us, versus engaging in an asset sale.

      o Ameritrade has the online trading systems and experienced personnel to be able to successfully integrate the accounts of our retail customers, which greatly increases the likelihood that most of our account holders will remain through the closing of the transaction, thereby maximizing the purchase price.

      o Ameritrade has completed a number of purchases of retail brokerage accounts and retail brokerage firms and has significant experience in making the transaction seamless for customers and shareholders.

      o The likelihood that we will receive requisite regulatory approvals to consummate the transaction.

      o The opinion of our financial advisor, Capitalink, L.C., that the terms of the transaction are fair to our shareholders from a financial point of view.

      o Although we would be obligated to pay a $1 million break-up fee under certain conditions specified in the asset purchase agreement if the transaction is not consummated, the board has the right to consider and negotiate a superior, unsolicited offer from a third party if one was to be received.

         The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the transaction and the offer price, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determinations and recommendations, and individual directors may have given differing weight to different factors.

FAIRNESS OPINION (PAGE 15)

      In deciding to approve the transaction, our board of directors considered the opinion of its financial advisor, Capitalink, L.C., that, based upon and subject to the assumptions made and matters set forth in the written opinion, as of June 3, 2004, the consideration to be received by JB Oxford & Company in the transaction was fair, from a financial point of view, to our shareholders. We have attached as Appendix B the written opinion of Capitalink, L.C. dated as of June 3, 2004. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Capitalink, L.C., in providing its opinion.

OUR RECOMMENDATION TO OUR SHAREHOLDERS (PAGE 22)

      Our board of directors believes that the transaction is fair to you and in your best interests, and unanimously recommends that you vote "For" the proposal to approve the transaction.

INTERESTS OF PERSONS INVOLVED IN THE TRANSACTION THAT ARE DIFFERENT FROM YOURS (PAGE 22)

      Certain of our directors, executive officers and employees have interests in the transaction that are different from your interests. These differing interests include the following:

      o Christopher L. Jarratt, who serves as our Chairman of the Board and Chief Executive Officer, is also the Chief Manager and Chief Executive Officer of Third Capital, LLC, which furnishes certain services to us.

      o Third Capital is paid a monthly fee for such services, and reimbursed for certain expenses, under an oral agreement. On June 3, 2004, the monthly fee payable to Third Capital for such services was reduced from $76,500 to $42,500, effective July 1, 2004. It is anticipated that Third Capital will continue to provide such services after the closing of the transaction.

      o Upon the closing of the transaction, Third Capital will be paid a fee of up to $400,000 for its assistance in negotiating the transaction with Ameritrade. Such fee will be reduced proportionately with any reduction in the maximum $26 million purchase price payable in the transaction by Ameritrade. Third Capital has informed us that such fee will be used to compensate members and employees of Third Capital, not including Mr. Jarratt.

      o Third Capital Partners, LLC converted two convertible promissory notes issued by us with an outstanding principal balance of $5,418,696 into 2,029,474 shares of our common stock on September __, 2004. As Chief Manager and Chief Executive Officer of Third Capital, LLC, Christopher L. Jarratt is the beneficial owner of all of such shares. Mr. Jarratt also beneficially owns an additional 123,250 shares of our common stock.

      o In contemplation of the proposed transaction with Ameritrade, we have agreed to enter into employment agreements with Barry S. Fischer, our General Counsel and Secretary, who also serves as President of JB Oxford & Company, and Michael J. Chiodo, our Chief Financial Officer and Treasurer, which provide that each of such persons shall be employed for a period of one year, unless terminated with cause, at a specific salary and with the same benefits as were being provided to them at the time of the execution of the agreement, and which provide them with certain severance benefits.

CONDITIONS TO CLOSING OF THE TRANSACTION (PAGE 31)

      The closing of the transaction depends on meeting a number of conditions, including the following:

      o our shareholders must approve the transaction (Third Capital Partners, LLC, which owned 52.68% of the outstanding shares of our common stock on the record date, has agreed with Ameritrade to vote all of such shares in favor of the transaction and has delivered an irrevocable proxy to Ameritrade to vote such shares in favor of the transaction at the special meeting);

      o     the NASD, Inc. must approve the transaction;

      o there must be no governmental order blocking completion of the transaction, and no proceedings by a government body trying to block the transaction; and

      o     the completion of the transaction before November 30, 2004.

      Unless prohibited by law, either we or Ameritrade could elect to waive a condition that has not been satisfied and complete the transaction anyway. We cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that we will complete the transaction.

REGULATORY APPROVALS (PAGE 23)

      Prior to closing the transaction, the approval of the NASD must be obtained for the transfer of the customer accounts of JB Oxford & Company to Ameritrade. Application for such approval was submitted to the NASD on June 10, 2004, and it is anticipated that such approval will be received in September 2004.

REPRESENTATIONS AND WARRANTIES; COVENANTS (PAGES 26 AND 29)

         The asset purchase agreement contains customary representations, warranties and covenants. All representations and warranties will survive the closing and will expire two years after the closing, with some customary exceptions.

TERMINATION OF THE ASSET PURCHASE AGREEMENT (PAGE 32)

      We and Ameritrade can agree at any time to terminate the asset purchase agreement before completing the transaction, even if our shareholders have already voted to approve it.

      Either company can also terminate the asset purchase agreement:

      o if the other party has materially breached the asset purchase agreement and has not cured the breach;

      o     if the transaction has not been completed by November 30, 2004; or

      o if we fail to obtain shareholder approval of the transaction at the special meeting or if we withdraw, modify, withhold or change in a manner adverse to Ameritrade the board's approval or recommendation of the transaction, or recommend an alternative transaction.

      If the asset purchase agreement is terminated

      o by us as a result of the transaction not closing prior to November 30, 2004,

      o by any party as a result of shareholder approval not being obtained at the special meeting, or

      o     by Ameritrade as a result of

      o the withdrawal, modification, withholding or change in a manner adverse to Ameritrade of the board's approval or recommendation of the transaction or

      o as a result of our material and uncured breach of the asset purchase agreement,

then Ameritrade will have the right to receive a payment of $1,000,000 from us.

CLOSING OF THE TRANSACTION (PAGE 32)

         The closing of the transaction is to take place on the third business day after all of the conditions set forth in the asset purchase agreement are satisfied or waived, or at such other time as is agreed by the parties. The transaction is expected to close in the fourth quarter of 2004.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 23)

      We expect that we and JB Oxford & Company will recognize taxable gain for U.S. federal income tax purposes as a result of the transaction. We do not expect that our shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction, other than shareholders who choose to exercise dissenters' rights as provided under Utah law to the extent that they receive cash for their common stock.

ACCOUNTING TREATMENT (PAGE 23)

      The transaction will be accounted for by us as a sale of assets.

THE SPECIAL MEETING (PAGE 12)

      We will hold a special meeting of our shareholders at 9:00 A.M. local time, on Thursday, October 7, 2004 at our corporate headquarters located at 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212. At the meeting, we will ask our shareholders to approve the transaction and to act on any other matters that may be put to a vote at the meeting.

RECORD DATE; VOTING POWER (PAGE 12)

      You may vote at the special meeting if you owned shares of our common stock as of the close of business on September __, 2004, which was set as the record date for the special meeting by our board of directors. You will have one vote for each share of common stock you owned on that date.

VOTE REQUIRED (PAGE 12)

         If a quorum is present at the special meeting, then the affirmative vote of a majority of the outstanding shares will be sufficient to approve the transaction. A quorum consists of a majority of the shares outstanding on the record date. On the record date, 3,871,223 shares of our common stock were outstanding. Broker nonvotes will not be counted towards a quorum at the special meeting, and will count as votes against the transaction. Abstentions will be counted towards a quorum at the special meeting, and also will count as votes cast against the transaction. If you return the attached proxy card with no voting decision indicated, the proxy will be voted FOR the approval of the transaction.

         Third Capital Partners, LLC, which owned 52.58% of the outstanding shares of our common stock on the record date, has agreed with Ameritrade to vote all of such shares in favor of the transaction and has delivered an irrevocable proxy to Ameritrade allowing it to vote such shares in favor of the transaction. When such shares are voted in favor of the transaction as required by such agreement, the transaction will be approved without the necessity for any other votes to be cast in favor of the transaction.

DISSENTERS' RIGHTS (PAGE 23)

      As this transaction may constitute a sale of substantially all of our assets, our shareholders are entitled to exercise "dissenters' rights" under Utah law. These rights entitle a shareholder to "dissent" from the transaction and, by strictly following the requirements fixed by law, receive "fair value" for their stock if the transaction is consummated. The fair value may ultimately be determined in a judicial proceeding, the result of which cannot be predicted with certainty. Under applicable law, if you wish to assert dissenters' rights, you must (i) deliver to our corporate secretary, prior to the time the vote is taken on the proposed transaction at the special meeting, written notice of your intent to demand payment for your shares if the proposed transaction is closed and (ii) not vote for the proposed transaction. A notice of your intent to demand payment for your shares if the proposed transaction is consummated should be sent postage prepaid and addressed to JB Oxford Holdings, Inc., Attention:
Corporate Secretary, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212. Such notice should be sent by a method that will assure its delivery to us prior to the date of the special meeting. If the transaction is approved by the shareholders at the special meeting, within ten (10) days thereafter written notice will be sent to all shareholders who properly delivered to us a notice of their intent to demand payment for their shares, which notice will state when and where written demand for payment for such shareholders' shares must be sent and when the stock certificates representing their shares must be deposited by them to effectuate the purchase of the dissenting shareholders' shares.

           A WARNING ABOUT FORWARD-LOOKING STATEMENTS AND RISK FACTORS

      We make forward-looking statements in this document. When we use words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions we refer to events or conditions subject to risks and uncertainties. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this proxy statement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the financial services industries, while other factors apply directly to us. Important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following:

IF THE TRANSACTION IS CONSUMMATED, OUR REMAINING BUSINESS OPERATIONS MAY NOT BE SUFFICIENT TO ALLOW US TO OPERATE PROFITABLY.

         In the event that the transaction is consummated, regardless of whether the sale of our correspondent clearing business is also consummated, the large majority of our revenue generating business will be terminated, as approximately 87% of our overall revenue for the first half of 2004 was from the clients of our retail brokerage subsidiary. Additionally, our NCC subsidiary has entered in an agreement to sell our correspondent clearing operations. Over the next twelve to eighteen months, we intend to continue to wind down our brokerage subsidiaries, as well as to consider our future business plans. Until and unless we commence new business operations, our expenses will likely exceed our remaining revenues and the new revenue that will be generated from investment of the proceeds of the transaction. This is largely the case because we have many fixed costs under existing agreements with non-affiliated third party vendors, such as leases, under which we will have to continue to meet our financial obligations. These fixed costs approximate $100,000 per month. In addition, we will have continuing salaries and management fee expenses totaling approximately $85,000 per month, as described under "Interests of Certain Persons in the Transaction" on page 22. Based on pro forma data provided in Appendix E, our estimated loss from continuing operations before income taxes would have been approximately $1.1 million for the first half of 2004 if the transaction with Ameritrade had occurred on January 1, 2004. While we will seek to further reduce our overhead expenses following the closing of the transaction with Ameritrade, there can be no assurance that our efforts will be successful. However, based on the expected proceeds from the Ameritrade transaction, we believe that we will have sufficient capital to be able to continue operations for the next twelve to eighteen months, during which time we will continue to wind down the operations of our brokerage subsidiaries, and consider our future business direction.

OUR FUTURE BUSINESS IS UNCERTAIN.

         We may use the proceeds from the sale of our subsidiaries' businesses to enter into one or more new lines of business, which we are unable to identify at present. We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.

         Christopher L. Jarratt, our Chairman and Chief Executive Officer, and the beneficial owner of 55.87% of our outstanding common stock, ultimately will have the ability to decide upon the business opportunities in which we will participate, if any, by virtue of his stock ownership. Mr. Jarratt may act without the consent, vote or approval of our other shareholders. Mr. Jarratt's interests in any future opportunity may differ from yours. See "Your Interests As A Shareholder May Conflict With Our Controlling Shareholder And Our Chairman And Chief Executive Officer" below.

         We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a business. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ON A GOING CONCERN BASIS, BUT OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         As noted in our Annual Report for 2003, filed on SEC Form 10-K, our consolidated financial statements have been prepared on a going concern basis, which reflects the realization of assets and the satisfaction of liabilities in the normal course of business. However, due to the facts that as of March 10, 2004, when our auditors issued their opinion on our financial statements for fiscal year 2003, we had incurred recurring operating losses, had limited access to capital and had significant pending litigation, our auditors stated in their opinion the fact that there was substantial doubt about our ability to continue as a going concern.

         Should a significant judgment against us result from any pending litigation or a significant penalty result from the SEC proceedings related to the ongoing mutual fund investigations, the demand for payment coupled with our deteriorating financial results could affect our ability to meet our obligations as they become due in the normal course of business. Should we be unable to meet our obligations as they become due, we could be forced to file for protection under the United States Bankruptcy Code.

         Our ability to continue as a going concern is dependent upon several factors, including, but not limited to, our ability to:

      o     generate sufficient cash flows to meet our obligations,

      o     obtain additional or restructure existing financing arrangements,

      o     continue to obtain uninterrupted supplies from vendors, and

      o     reduce capital expenditures and operating expenses.

         If the transaction with Ameritrade is consummated, we will be able to significantly reduce our ongoing expenses and they will be reduced further if the transaction with North American Clearing is consummated. Further, the proceeds from each of these transactions will likely lessen the need to seek additional capital at the present time. However, there can be no assurance that successful completion of the either or both of these transactions will be sufficient to assure our ability to continue operations on an ongoing basis.

WE MAY BE UNABLE TO RETAIN SKILLED PERSONNEL.

         The success of our business is dependent upon having adequate levels of personnel with experience in the computer and brokerage business as well as persons with the necessary broker-dealer licenses. In light of the announcement of the proposed transaction with Ameritrade, there can be no assurance that we can retain our existing personnel, especially those whose stock options are largely underwater and might have little long-term incentive to stay with us. With regard to JB Oxford & Company, while we have offered severance to employees who remain until the transaction is consummated, there can be no assurance that all key employees will remain until that time. If key employees depart early, it could have a material impact on our operations and cause us to lose customers, which could lead to a decrease in the purchase price payable for the customer accounts by Ameritrade.

THE LOSS OF SIGNIFICANT CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS AND THE PURCHASE PRICE IN THE TRANSACTION.

         While no single correspondent broker-dealer or customer represents more than 10% of our revenues, we have several significant customers whose loss, in the aggregate, could have a material adverse effect on our financial condition and operating results. A reduction of more than 7% in the number of customer accounts in any of the three groups of specified customer accounts of JB Oxford & Company to be transferred to Ameritrade would result in a reduction of the purchase price to be paid in the transaction. While we believe that the likelihood of losing a substantial number of such customers is remote, there can be no assurance that such event will not occur.

WE COULD BE HARMED BY A CURRENT SEC AND USAO MUTUAL FUND INVESTIGATION.

         We are currently under investigation by the SEC and the US Attorney's Office for the Central Authority of California ("USAO") related to allegations that our subsidiary, National Clearing Corp. ("NCC") improperly processed mutual fund trade orders which, among other allegations, enabled certain hedge fund and mutual fund customers to engage in "late trading." The alleged transactions took place between May 2002 and September 2003, and we have terminated our arrangements with the subject customers. Since August 2003, we have been providing the SEC with documents and testimony in response to subpoenas and we believe that we have been cooperating fully in these investigations.

         On November 6, 2003, NCC received a "Wells Notice" as part of the SEC's investigation informing us that the staff of the SEC's Pacific Regional Office intended to recommend that the SEC bring a civil injunctive action against NCC seeking a permanent injunction, disgorgement plus prejudgment interest, and civil penalties for alleged violations of the Securities Exchange Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, related to the alleged late trading transactions. We have responded to the Wells Notice and believe we are cooperating in connection with the notice.

         On April 12, 2004, we received a "Wells Notice" from the staff of the SEC's Pacific Regional office, stating its intention to recommend that the SEC bring a civil injunctive action against us seeking a permanent injunction, disgorgement plus prejudgment interest, and civil penalties for alleged violations of the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934. We have responded to the notice, and are attempting to seek a prompt resolution of these matters, although there is no assurance that such resolution can be reached or that the ultimate impact on us will not be material.

         In the event charges are filed against us or NCC related to the SEC and/or USAO investigations, we or it could be subject to significant sanctions and penalties, including but not limited to suspension or revocation of NCC's licensing and registration as a broker-dealer, and substantial monetary fines which could have a material adverse effect on our business and financial condition. Furthermore, our reputation could suffer and any damage to our reputation could cause us to lose existing customers and fail to attract new customers which would have a material adverse effect on our business and financial condition. While we admit no wrongdoing and intend to vigorously defend ourselves, no assurance can be given as to the outcome of this matter. Although the likelihood of loss is probable, we have not accrued any amounts related to this matter, as the amount of loss is not estimable at this time. We maintain a general litigation accrual, which we believe is adequate to cover the minimum estimated loss, estimated at approximately $250,000, which represents the gross revenue received by NCC for mutual fund operations, less direct operating expenses incurred in providing those services. However, substantial penalties from fines or settlements resulting from an adverse outcome or judgment in this matter could have a material adverse effect on our financial position and results of operations. The approval and consummation of the transaction with Ameritrade will not limit or reduce the exposure to us related to the mutual fund investigation.

OUR CLEARING OPERATIONS EXPOSE US TO LOSSES BEYOND THE LOSS OF BUSINESS.

         Our clearing operations through NCC expose us to risks that exceed the simple risk of loss of business due to loss of retail customers or correspondents. If the correspondent fails, possible losses include its obligations to customers and other third parties, and any losses in the correspondent's own trading accounts. We have established procedures to review a correspondent's own customer and firm accounts and activities in an effort to prevent such losses if a correspondent fails but there can be no assurance that such procedures will be effective in every case. Any such losses could have a material adverse effect on our business, financial condition and operating results.

OUR STOCK PRICE COULD MATERIALLY DECLINE IF THIRD CAPITAL PARTNERS SELLS ITS SHARES THROUGH THE PUBLIC MARKETS.

         On September __, 2004, Third Capital Partners, LLC converted two convertible promissory notes issued by us with an outstanding principal balance of $5,418,696 into 2,029,474 shares of our common stock. If Third Capital Partners sells substantial amounts of our common stock through the public stock market, it could cause a significant decrease in our stock price. In addition to the adverse effect a price decline would have on our shareholders, it could impede our ability to raise capital through the issuance of securities or utilize our common stock for acquisitions. Furthermore, if the price decline is significant enough, it could result in our common stock being delisted from the NASDAQ SmallCap Market. A delisting of our shares could further harm our stock price and make it more difficult for our shareholders to sell their shares.

THE TRADING PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE SUBJECT TO WIDE FLUCTUATIONS.

         During the past twelve months, our common stock traded as low as $____ and as high as $____ (all prices have been adjusted to reflect the one for ten reverse stock split which was effective October 15, 2002). Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may consider comparable, and news reports relating to trends in our markets. In addition, the stock market in general have experienced extreme volatility that has often been unrelated to operating performance. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

YOUR INTERESTS AS A SHAREHOLDER MAY CONFLICT WITH OUR CONTROLLING SHAREHOLDER AND OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER.

         Third Capital Partners, LLC, a company controlled by Christopher L. Jarratt, our Chairman and Chief Executive Officer, owns 52.68% of our outstanding common stock. Mr. Jarratt beneficially owns an additional 3.19% of our outstanding common stock. As a result, Third Capital Partners and Mr. Jarratt have the power to elect our directors and control or direct our business affairs including matters requiring shareholder approval. This concentration of ownership could effectively delay, defer or prevent a change in control or other significant corporate transactions that might give you the opportunity to realize a premium over our then prevailing stock price. In addition, various conflicts of interest may arise in the future as a result of our relationship with Third Capital Partners, LLC and Third Capital, LLC, for which company Mr. Jarratt serves as the Chief Manager and Chief Executive Officer. Third Capital, LLC, furnishes certain professional and advisory services to us, including the services of Mr. Jarratt. Third Capital is paid a monthly fee for such services, and reimbursed for direct expenses incurred by it and its employees when engaged in providing services to us and our subsidiaries, such as travel costs and costs of room and board when working in our offices away from the cities in which they reside, under an oral agreement which is cancelable on thirty days notice. Serving us as an officer and director as well as Third Capital Partners and Third Capital, LLC could result in Mr. Jarratt being placed in a conflict of interest should he have to make decisions which have materially different implications for us and for either of those companies.

SECURITIES LITIGATION COULD ADVERSELY AFFECT OUR BUSINESS.

         The securities brokerage business involves substantial risks of liability and corresponding litigation including class action and other suits that generally seek substantial damages including punitive damages. Like other securities brokerage firms, from time to time we are named as a defendant in civil lawsuits and arbitrations. Any significant monetary judgments against us in the course of litigation could have a material adverse effect on our business, financial condition and operating results. With the exception of one large loss in 2002, which materially impacted our earnings for that year, all other litigation costs, both for litigation expenses and awards, over the past three years have been accounted for in normal operating expenses, and have not materially impacted our earnings.

                               THE SPECIAL MEETING

GENERAL

      This proxy statement is being furnished to the shareholders of JB Oxford Holdings, Inc. ("JBOH") in connection with the solicitation of proxies by the board of directors of JBOH for use at the special meeting of the shareholders of JBOH to be held on October 7, 2004, and at any adjournments or postponements thereof. The purpose of the special meeting is to consider and vote upon the asset purchase agreement among JBOH, JB Oxford & Company ("JBOC"), a subsidiary of JBOH, and Ameritrade, Inc. ("Ameritrade"), dated June 4, 2004, pursuant to which JBOC will sell substantially all of its customer accounts to Ameritrade.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED TO APPROVE THE TRANSACTION

      The board of directors of JBOH has fixed the close of business on September 10, 2004, as the date for the determination of shareholders entitled to vote at the special meeting. There were _____ record holders of JBOH common stock and 3,871,223 shares of JBOH common stock outstanding, each entitled to one vote per share, as of the record date.

         The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of JBOH common stock on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. In the absence of a quorum, the special meeting may be postponed from time to time until JBOH shareholders holding the requisite number of shares of JBOH common stock are represented in person or by proxy. If a quorum is present, the affirmative vote of the holders of at least a majority of the outstanding shares of JBOH common stock, present in person or represented by proxy at the special meeting, is required to approve the transaction. Broker non-votes will not be counted towards a quorum at the special meeting, and will count as votes against the transaction. Abstentions will be counted towards a quorum at the special meeting, and also will count as votes cast against the transaction. If you return the attached proxy card with no voting decision indicated, the proxy will be voted FOR the approval of the transaction. Each holder of record of shares of JBOH common stock is entitled to cast, for each share registered in his or her name, one vote on the transaction as well as on each other matter presented to a vote of shareholders at the special meeting.

         Third Capital Partners, LLC, which owned 52.68% of the outstanding shares of JBOH's common stock on the record date, has agreed with Ameritrade to vote all of such shares in favor of the transaction and has delivered an irrevocable proxy to Ameritrade allowing it to vote such shares in favor of the transaction. When such shares are voted in favor of the transaction as required by such agreement, the transaction will be approved without the necessity for any other votes to be cast in favor of the transaction.

      If the transaction is approved at the special meeting, it is expected that a closing of the transaction will occur promptly after the other conditions to the transaction are satisfied. See "Terms of the Asset Purchase Agreement -- Conditions to Closing the Transaction."

SOLICITATION, VOTING AND REVOCATION OF PROXIES

       This solicitation of proxies is being made by the board of directors of JBOH, which will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of JBOH, who will not receive any additional compensation for such solicitation activities. JBOH also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

       Shares of JBOH common stock represented by a proxy properly signed and received at or prior to the special meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of JBOH common stock represented by the proxy will be voted "FOR" the proposal to approve the asset purchase agreement and the transaction and in accordance with the determination of the majority of the board of directors of JBOH as to any other matter which may properly come before the special meeting, including any adjournment or postponement thereof. A shareholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to the corporate secretary of JBOH, prior to or at the special meeting, a written notice revoking the proxy; (ii) delivering to the corporate secretary of JBOH, at or prior to the special meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the special meeting. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

                            JB Oxford Holdings, Inc.
                         Attention: Corporate Secretary
                      9665 Wilshire Boulevard, Third Floor
                         Beverly Hills, California 90212
                            Facsimile: (310) 385-2236

      The board of directors of JBOH is not aware of any business to be acted upon at the special meeting other than consideration of the transaction described herein. If, however, other matters are properly brought before the special meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act on such matters according to their best judgment.

   PROPOSAL ONE - APPROVAL OF THE ASSET PURCHASE AGREEMENT AND THE TRANSACTION

GENERAL

         At the special meeting, JBOH's shareholders will consider and vote upon a proposal to approve the asset purchase agreement, dated June 4, 2004 (a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference) between JBOH, JBOC and Ameritrade, which provides for the sale of certain assets of JBOC to Ameritrade, for up to $26 million in cash, subject to certain adjustments and an escrow. The terms of the asset purchase agreement are more fully described below under "Terms of the Asset Purchase Agreement." Because the proposed transaction may constitute a sale of substantially all of the assets of JBOH under Utah law, shareholder approval of the proposed transaction is being sought.

      THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND UNANIMOUSLY RECOMMENDS THAT THE SHARES REPRESENTED BY THE PROXY BE VOTED IN FAVOR OF THE ASSET PURCHASE AGREEMENT AND THE TRANSACTION.

BACKGROUND OF THE TRANSACTION

         On an ongoing basis, senior management of JBOH has periodically reviewed the outlook for the discount brokerage industry as well as JBOH's financial condition and growth prospects.

         During such an assessment during the first half of 2003, it was determined that the bear market in stocks, war on terrorism, and other factors were continuing to depress revenues, profitability and growth prospects for JBOH. At such time, our senior management made contact with companies which they believed might have a potential interest in a merger or significant asset sale transaction with JBOH, including Ameritrade. Ameritrade expressed an interest in purchasing only the customer accounts of JBOC, not the stock of JBOH. The parties continued discussions for a period of time, but were unable to agree upon a price or structure. These discussions with Ameritrade and other companies ended in the spring and early summer of 2003, as the stock market began to recover.

         In the fall of 2003, NCC received notice that it was being investigated by the SEC and NYAG in connection with the mutual fund trading practices of certain of its clients. While revenues related to mutual funds represent less than 5% of NCC's total revenues, these investigations have proven to be a significant drain on NCC and JBOH in terms of management time and financial resources at a time when the discount brokerage industry and their competitors were experiencing significant recovery and growth. Senior management was also concerned that these investigations could adversely affect the growth prospects of JBOH by damaging the brand image of JBOH in the minds of current and potential clients.

         During the first quarter of 2004, the Company's financial condition continued to deteriorate and operations were significantly negatively impacted by the continuing governmental investigations. When JBOH's auditors issued their opinion on its 2003 financial statements, they included a "going concern" qualification in their opinion. Based upon these facts, the belief of the board and management that future growth as an independent brokerage firm would require significant investments of cash for operations and marketing, and the fact that JBOH had been unsuccessful in raising any significant new cash given its losses over the past two years, on April 16, 2004 senior management proposed to the board of directors that JBOH explore the sale of its assets, and the board approved the proposal.

         Senior management then made contact with three companies, including Ameritrade, relating to a potential sale of the assets of JBOC, and presented each of them with a limited amount of historical due diligence information. The companies were encouraged to respond if they were interested in negotiating a transaction by presenting a proposed term sheet to JBOH by April 30, 2004. Ameritrade presented a proposed term sheet relating to the purchase of the customer accounts of JBOC on May 3, 2004, but stated that it was only interested in entering into negotiations with JBOH on an exclusive basis.

         The board of JBOH met on May 3, 2004, and management presented a report on its efforts relating to an asset sale transaction.

         JBOH and Ameritrade entered into a letter agreement dated May 6, 2004, providing for a twenty-day period during which JBOH would negotiate exclusively with Ameritrade relating to a sale of the customer accounts of JBOC and Ameritrade would conduct due diligence relating to such transaction.

         During May, 2004, representatives of Ameritrade and JBOH negotiated the terms of the transaction and Ameritrade conducted due diligence, visiting JBOH's offices in Beverly Hills, California on May 17 and 18. Ameritrade delivered a draft asset purchase agreement to JBOH on May 17, 2004, and over the following three weeks the parties and their counsel negotiated the terms of the agreement and Ameritrade continued its due diligence investigation. On May 26, 2004, the letter agreement providing for JBOH to negotiate exclusively with Ameritrade was extended through June 2, 2004.

         On June 3, 2004, the board of directors of JBOH met to consider the latest draft of the asset purchase agreement and the proposed transaction. The financial terms and other aspects of the transaction were discussed by the board, and certain revisions that would be required to be made to the asset purchase agreement for it to be acceptable were agreed upon by the board. Capitalink, JBOH's financial advisor, made a presentation concerning the proposed transaction and delivered its preliminary opinion that the terms of the proposed transaction, as set forth in the latest draft of the asset purchase agreement and with the proposed changes discussed by the board, would be fair to JBOH shareholders from a financial point of view. Following a full discussion, the board unanimously approved the proposed asset purchase agreement, provided the specific changes discussed were made, and authorized officers of JBOH to negotiate the final changes and execute the asset purchase agreement upon its revision. Following the completion of negotiations between Ameritrade's representatives and the JBOH officers relating to the revisions, the definitive asset purchase agreement was executed on the evening of Friday, June 4, 2004, and the execution of the agreement and transaction were announced in a joint press release on Monday, June 7, 2004.

REASONS FOR THE TRANSACTION

         The board of directors of JBOH has unanimously approved and adopted the asset purchase agreement. The board of directors of JBOH believes that the transaction and the terms and provisions of the asset purchase agreement are fair to and in the best interests of JBOH's shareholders. Therefore, the board of directors unanimously recommends that you vote to approve the transaction.

         In reaching its decision to adopt and recommend approval of the asset purchase agreement and the transaction, the board of directors considered a number of factors, including the following:

      o Future growth as an independent brokerage firm would require significant investments of cash for operations and marketing. We have been unsuccessful in raising any significant new cash given our losses over the past two years, and the ongoing regulatory issues surrounding the mutual fund investigation by the SEC. While we have been successful in cutting costs dramatically over the past two years, we still have not achieved profitability and are not generating sufficient cash to allow any significant level of marketing to obtain new accounts.

      o Presently, there is no viable option to merge with or sell the company to another entity instead of selling assets. The current state of pending litigation against JBOH and its subsidiaries, together with the uncertainty surrounding the ongoing mutual fund investigation by the SEC, has discouraged either direct investment in JBOH or transaction activity with it. Given this, the potential business opportunities for the board to consider were limited.

      o Ameritrade has the online trading systems and experienced personnel to be able to successfully integrate the accounts of our retail customers. Most online trading systems cannot accept complex option orders such as ours, and most online brokerage firms have limited experience with complex options trading. Ameritrade's online systems can accept many types of complex options orders, and it has a special trade desk to work with customers that place such orders. This greatly increases the likelihood that most of the account holders will remain through the conversion, thereby maximizing the purchase price.

      o Ameritrade has completed a number of purchases of retail brokerage accounts and retail brokerage firms. In particular, Ameritrade recently completed the acquisition of Bidwell & Company, another brokerage firm that used the same back-office clearing system as does JBOH.

      o     The  strong   likelihood  that  JBOH  and  Ameritrade  will  receive
            requisite regulatory approvals to consummate the transaction.

      o The opinion of Capitalink, L.C., that the terms of the transaction are fair to JBOH's shareholders from a financial point of view.

      o Although JBOH and JBOC would be obligated to pay a $1 million break-up fee under certain circumstances specified in the asset purchase agreement if the transaction is not consummated, the board has the right to consider and negotiate a superior, unsolicited offer from a third party if one was to be received.

         The foregoing discussion of the information and factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the transaction and the offer price, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determinations and recommendations, and individual directors may have given differing weight to different factors.

FAIRNESS OPINION OF CAPITALINK, L.C.

         The board of directors of JBOH engaged Capitalink to render an opinion as to whether, as of the date of its opinion, the purchase consideration to be paid by Ameritrade is fair, from a financial point of view, to the shareholders of JBOH.

         On June 3, 2004, Capitalink made a presentation to the board of directors of JBOH setting forth its financial analyses regarding the transaction and rendered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration was fair, from a financial point of view, to the shareholders of JBOH. Subsequently, Capitalink delivered its written opinion.

         THE FULL TEXT OF THE WRITTEN OPINION OF CAPITALINK, DATED AS OF JUNE 3, 2004, IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. JBOH AND CAPITALINK URGE YOU TO READ THE CAPITALINK OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CAPITALINK IN RENDERING ITS OPINION. THE SUMMARY OF THE CAPITALINK OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         No limitations were imposed by JBOH on the scope of Capitalink's investigation or the procedures to be followed by Capitalink in rendering its opinion. The Capitalink opinion was for the use and benefit of the board of directors in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any shareholder of JBOH as to how that shareholder should vote with respect to the transaction. Capitalink was not requested to opine as to, and its opinion does not address, JBOH's underlying business decision to proceed with or effect the transaction. Further, Capitalink was not asked to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategy that might exist for JBOH. Capitalink was not engaged to seek alternatives to the transaction that might exist for JBOH.

         In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

      o reviewed the draft purchase agreement dated June 2, 2004, between JBOH, Ameritrade, and their respective affiliates;

      o reviewed publicly available financial information and other data with respect to JBOH, including the Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2003, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, the Current Report on Form 8-K, dated April 12, 2004, and the Definitive Proxy Statement on Schedule 14A, dated August 15, 2003;

      o considered JBOH's historical financial results and present financial condition;

      o reviewed certain publicly available information concerning the trading of, and the market for, JBOH's common stock, the comparable companies, and a general market index;

      o reviewed and analyzed certain financial characteristics of target companies or assets in transactions where such target company or assets were deemed to have characteristics comparable to those of JBOH;

      o reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of JBOH;

      o reviewed and analyzed the transaction's pro forma financial impact on JBOH's net book value;

      o reviewed and discussed with representatives of the management of JBOH certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of JBOH;

      o inquired about and discussed the transaction and other matters related thereto with JBOH management and its board of directors; and

      o performed such other analyses and examinations as were deemed appropriate by it.

         In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of management that it was not aware of any facts or circumstances that would make any such information inaccurate or misleading. Capitalink did not make a physical inspection of JBOH's properties and facilities and did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of JBOH. Capitalink assumed that the transaction would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statues, rules and regulations. In addition, based upon discussions with management, it was assumed that the transaction would be a taxable event to JBOH.

         Capitalink's opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 3, 2004. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

         The estimates contained in Capitalink's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Capitalink's analyses and estimates are inherently subject to substantial uncertainty.

         Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the transaction, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the purchase consideration to JBOH's shareholders. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

         THE FINANCIAL REVIEWS AND ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CAPITALINK'S FINANCIAL REVIEW AND ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT PRESENTED. THE TABLES ALONE ARE NOT A COMPLETE DESCRIPTION OF THE FINANCIAL REVIEW AND ANALYSES AND CONSIDERING THE TABLES ALONE COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CAPITALINK'S FINANCIAL REVIEW AND ANALYSES.

         Further, the summary of Capitalink's analyses described below is not a complete description of the analyses underlying Capitalink's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factors that it considered.

         PURCHASE CONSIDERATION REVIEW. Capitalink reviewed the purchase price structure, which is based on the percentage of JBOC's accounts delivered at closing in each of three groups of specified accounts, namely, Group A, Group B and Group C accounts, in each case as defined in the asset purchase agreement. The specified account groupings are based upon the account net equity and trading activity, and includes all accounts with positive equity in which there has been at least one trade in the past 18 months. JBOC had 18,048 accounts that met these criteria at the end of April 2004. JBOC also had approximately 30,000 other accounts that did not meet these criteria. If the transaction with Ameritrade is consummated, substantially all of the accounts of JBOC will be transferred to Ameritrade, but the purchase price will be reduced only if less than 93% of the accounts in any of the three groups of specified accounts existing at the time of the execution of the asset purchase agreement are transferred to Ameritrade. See "Terms of the Asset Purchase Agreement - Assets to be Sold" and "- Purchase Price".

         Based upon a total of 18,048 specified accounts in which there was positive equity and in which there had been at least one trade in the past 18 months, approximately 30,000 other accounts that did not meet these criteria, and a $26.0 million purchase price, Capitalink determined the purchase consideration, subject to adjustment, per specified account to be $1,441 and per account to be approximately $540. Further, Capitalink undertook a purchase consideration adjustment sensitivity review based on a potential range of accounts acquired at closing.

         In preparing its analyses and in connection with the rendering of its opinion, Capitalink assumed that the total number of specified customer accounts that would affect the calculation of the purchase price would be 18,048, which was the number of specified accounts at the end of April 2004. When the asset purchase agreement was signed on June 4, 2004, subsequent to the date of Capitalink's opinion, the number of such specified accounts was updated to the number outstanding on May 27, 2004, which was 18,318. Capitalink has determined that such increase in the number of accounts did not have a material effect on its analyses or any effect on its opinion.

         FINANCIAL PERFORMANCE ANALYSIS. Capitalink undertook analyses of the historical and financial data of JBOH in order to understand and interpret its operating and financial performance and strength.

         Capitalink reviewed historical financial data from JBOH's public filings for the five years ended December 31, 2003, and the last twelve months period ended March 31, 2004. JBOH's revenue and earnings were adjusted to remove any unusual or extraordinary sources of revenue and expenses. Capitalink noted the following:

         JBOH's revenue fell significantly over the reviewed period, from a high of $89.6 million in 1999 to $18.7 million in 2003. The fall in revenue was due to several factors including the general downturn in the economy, the events of September 11th, and the reduction in JBOH's retail transactions.

         JBOH's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") was extremely volatile over the reviewed period and ranged from a high of $18.6 million in 1999 to a low of $(7.9 million) in 2002. During 2003, JBOH reduced costs and limited EBITDA losses to approximately $2.2 million for the year.

         As of December 31, 2003, JBOH had approximately $8.8 million in interest bearing debt, of which $5.4 million were convertible debentures owed to Third Capital Partners and are due December 31, 2007. JBOH has notes payable of $2.9 million owed to Oeri Finance, Inc., or its assigns. However, JBOH believes it has valid offsets in excess of the total amount due on the notes payable.

         MARKET PERFORMANCE ANALYSIS. Capitalink utilized a historical stock price analysis to review and compare JBOH's stock performance to the general market indices and a selected peer group. In addition, Capitalink reviewed the liquidity of JBOH's common stock in the public trading markets.

         Capitalink reviewed the daily closing market price and trading volume of JBOH's common stock for the one year period ended May 28, 2004. Capitalink compared the daily closing market price performance of the common stock for the both of these periods to both the comparable companies (noted below) and the Russell 3000 index. Capitalink also calculated total trading volumes at various closing price ranges. Capitalink calculated total trading volumes at various closing price ranges of JBOH's common stock. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

         Capitalink noted that during the last twelve months ended May 28, 2004, JBOH's common stock:

      o experienced limited liquidity with the average and median daily number of shares traded was 7,735 and 5,100 respectively;

      o average share price was $3.73 and ranged from a high of $6.10 to a low of $1.91 over the period. The common stock closed at $2.27 on May 28, 2004;

      o fell 31.8%, while the comparable companies index rose 25.3% and the Russell 3000 index rose 19.4%.

         SELECTED COMPARABLE TRANSACTION ANALYSIS. Capitalink utilized the selected comparable transaction analysis, a market valuation approach, for the purposes of compiling precedent or comparable transaction statistics and developing valuation metrics based on the pricing in such transactions.

         Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquiror. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

         Capitalink located 22 transactions announced since January 2001 involving target companies or assets in industries related to that of JBOH for which detailed financial information was available. Targets were involved in the securities brokerage industry and classified under the SIC 6211 (Security Brokers, Dealers, and Floatation Companies).

         ACQUIROR                      ACQUIREE
         --------                      --------
         First Albany Co.              Descap Securities, Inc
         Ameritrade Holding Corp       Bidwell & Company
         Ameritrade Holding Corp       Brokerage America, LLC
         Ameritrade Holding Corp       Mydiscountbroker.com
         Summit Brokerage              Wachovia Securities Financial Network
         JB Oxford Holdings            Mr. Stock, Inc.
         Harrisdirect                  Online client accounts of Morgan Stanley
         BankAtlantic Bankcorp         GMS Group (Gruntal & Co.)
         Ameritrade Holding Corp       Datek Online Holdings Corp
         Management buyout             Commercial Bank of New York
         Investment Tech Group         Hoenig Group, Inc.
         JB Oxford Holdings            Sun Logic
         JB Oxford Holdings            Wall Street Equities
         JB Oxford Holdings            Stockwalk.com, Inc.
         Toronto - Dominion Bank       TD Waterhouse Grp
         Bank of Montreal              CSFB Direct, Inc.
         A.B. Watley Group, Inc.       On Site Trading, Inc.
         E*-Trade Group                Dempsey & Company, LLC

         Royal Bank of Canada          Tucker Anthony Sutro Group
         Ameritrade Holding Corp       National Discount Brokers Corp
         E*-Trade Group                Web Street, Inc.
         Credit Suisse Group           CSFBdirect, Inc.

         Capitalink noted that of the 22 comparable transactions, 14 were asset purchases and eight were stock purchases. Consideration forms utilized in the comparable transactions were: 13 all cash; five all stock, and four combinations of stock and cash.

         Capitalink divided the comparable transactions into two groups:

      o     total price paid of less than $200 million, and

      o     all transactions.

                                          TOTAL PRICE PAID < $200M
                                     LOW   -   HIGH         MEAN          TRANSACTION
TOTAL PRICE PAID MULTIPLE
   Net Common Equity                 0.3x  -   7.8x         1.9x              n/a
ENTERPRISE VALUE MULTIPLE
   Last 12 Months' Revenue          0.21x  -   1.99x        0.94x            1.65x
   Last 12 Months' EBITDA            2.6x  -   15.4x        9.0x              n/a
   Total Assets                      0.1x  -   3.6x         1.0x              n/a
IMPLIED TRANSACTION VALUE
   Per Account                       $114  -  $1,286        $489          $1,441/540

                                          ALL TRANSACTIONS
                                     LOW   -   HIGH         MEAN          TRANSACTION
TOTAL PRICE PAID MULTIPLE
   Net Common Equity                 0.3x  -   7.8x         2.1x              n/a
ENTERPRISE VALUE MULTIPLE
   Last 12 Months' Revenue          0.21x  -   2.55x        1.18x            1.65x
   Last 12 Months' EBITDA            2.6x  -   22.5x        10.5x             n/a
   Total Assets                      0.1x  -   3.6x         0.8x              n/a
IMPLIED TRANSACTION VALUE
   Per Account                       $114  -  $1,965        $763          $1,441/540

         Capitalink noted that based upon the 18,048 specified accounts and approximately 30,000 other accounts to be acquired and a $26.0 million purchase price, the purchase consideration, subject to adjustment, per specified account was $1,441 and per total accounts was approximately $540. Capitalink further noted that the purchase price per specified account was in the upper range of the comparable transactions and was above the mean of the transactions involving prices of less than $200 million.

         None of the comparable transactions are identical to the transaction. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

         SELECTED COMPARABLE COMPANY ANALYSIS. Capitalink utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guideline or comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

         The selected comparable company analysis compares the trading multiples of JBOH with those of other publicly traded companies that are similar with respect to business model, operating sector, size and target customer base. Capitalink located nine companies that it deemed comparable to JBOH with respect to their industry sector and operating model. All of the comparable companies operate retail brokerage firms as their primary business, with the majority conducting trades through the Internet, and are classified under the SIC code 6211 (Security Brokers, Dealers, and Floatation Companies).

         The comparable companies utilized were: The Charles Schwab Corp; Ameritrade Holding Corp; E*-Trade Group; TradeStation Group; Siebert Financial Group; Ladenburg Thalmann Financial; Paulson Capital Corp; Empire Financial Holding Co; and A.B. Watley Group, Inc. Of the comparable companies, Charles Schwab and E*-Trade possessed significant operations that were not directly comparable to JBOH, including retail banking, investment banking and asset management operations. Despite this, Capitalink chose to include these companies due to their significant Internet trading operations. It was noted that JBOH is significantly smaller, in terms of enterprise value and revenue, than nearly all of the comparable companies.

         Capitalink reviewed certain financial information relating to JBOH in the context of the corresponding financial information, ratios and public market multiples for the comparable companies. As of May 28, 2004, the enterprise value for the comparable companies ranged from approximately $6.5 million to approximately $12.5 billion and revenue ranged from approximately $14.4 million to approximately $4.4 billion. In comparison, JBOH had an enterprise value and revenue for the one year period ended March 31, 2004 of approximately $7.3 million and $17.9 million, respectively. The implied enterprise value per account ranged from $207 to $1,666 for the comparable companies, with a mean value of $1,057. The enterprise value per specified account for JBOH was $399 as of May 8, 2004.

         Market values were used to calculate multiples of the last 12 months', current fiscal year and next fiscal year earnings per share, common equity, and net tangible common equity, while enterprise values were used to calculate multiples of the last 12 months', current fiscal year and next fiscal year revenue, last 12 months' earnings before interest and taxes ("EBIT"), last 12 months' earnings before interest, taxes, depreciation and amortization ("EBITDA"), and total assets. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses or income.

         Capitalink noted that JBOH has underperformed significantly when compared to the comparable companies. JBOH was not able to generate positive earnings over the last three years. In comparison, three of the nine comparable companies generated a negative EBITDA for the last 12 month period. JBOH also experienced declining revenue over the latest fiscal year. However, an analysis of the comparable companies and the brokerage industry reveals that the majority has seen improvements in performance during the last quarter. Further, JBOH is highly leveraged as compared to the comparable companies as illustrated by its high total debt to enterprise value ratio of approximately 123%.

                                            LOW   -   HIGH      MEAN       JBOH
MARKET VALUE MULTIPLE
   Last 12 Months' Earnings Per Share      2.2x   -  22.0x      15.0x       n/a
   Current Fiscal Year Earnings Per        13.0x  -  20.6x      17.5x       n/a
      Share
   Next Fiscal Year Earnings Per Share     11.6x  -  17.2x      14.5x       n/a
   Common Equity                           0.7x   -  15.3x      5.2x       0.4x
   Net Tangible Common Equity              0.7x   -  23.0x      8.1x       0.6x
ENTERPRISE VALUE MULTIPLE
   Last 12 Months' Revenue                 0.33x  -  5.55x      2.30x      0.40x
   Current Fiscal Year Revenue             2.47x  -  5.06x      3.49x       n/a
   Next Fiscal Year Revenue                2.31x  -  4.50x      3.08x       n/a
   Last 12 Months' EBIT                    1.8x   -  20.5x      10.6x       n/a
   Last 12 Months' EBITDA                  1.8x   -  20.9x      10.7x       n/a
   Total Assets                            0.15x  -  6.20x      1.93x      0.03x

         An analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

         PRO FORMA NET BOOK VALUE ANALYSIS. A pro forma net book value analysis examines the expected changes to a company's balance sheet before and after a transaction. Utilizing JBOH's balance sheet as of March 31, 2004, Capitalink made certain adjustments based on the purchase agreement and discussions with management to determine the impact of the transaction on JBOH's net book value per share. It should be noted that this analysis is at a specific point in time and does not take into account future operations.

The following assumptions were made:

      o Purchase consideration of $26.0 million, of which $14.0 million is paid at closing, $3.0 million is held in escrow for 18 months and $9.0 million is paid in 2005 (in the final asset purchase agreement, the parties agreed upon $3.5 million being held in escrow for 18 months);

      o     Ameritrade  to  acquire  certain  assets  and  obligations  of JBOC,
            including  certain  restricted  cash  balances,   receivables,   and
            payables;

      o Estimated taxes payable on purchase consideration of approximately $4.6 million; and

      o Does not include any liquidation or other costs in connection with the transaction, or any proceeds, if any, from the sale of JBOH's other assets.

         On a primary basis, Capitalink calculated an increase in JBOH's net book value per share from $5.08 to $15.26. On a fully diluted basis, which assumes conversion of the Third Capital Partners convertible debenture and in the money options, Capitalink calculated an increase in JBOH's net book value per share from $3.81 to $8.66.

         Capitalink performed a variety of financial and comparative analyses for the purpose of rendering the Capitalink opinion. While the foregoing summary describes all material analyses and factors reviewed by Capitalink with JBOH's board of directors, it does not purport to be a complete description of the presentations by Capitalink or the analyses performed by Capitalink in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink's view of the actual value of JBOH. In performing its analyses, Capitalink made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of JBOH. The analyses performed by Capitalink are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Capitalink's analysis of the fairness of the purchase consideration, from a financial point of view, to JBOH's shareholders, and were provided to its board of directors in connection with the delivery of Capitalink's opinion.

         Capitalink received a fee of $90,000 from JBOH in connection with the preparation and issuance of its opinion, one-half of which was payable at the beginning of the engagement of Capitalink, and the other half of which became payable upon the delivery of its opinion to the board of directors. In addition, JBOH has agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of the opinion. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with transactions, acquisitions, corporate restructurings, private placements, and for other purposes. Capitalink does not beneficially own any interest in JBOH, and has not previously performed any services for JBOH. Capitalink was selected by the board of JBOH based upon its reputation and expertise and its ability to prepare and issue its opinion on a timely basis.

USE OF PROCEEDS

      As a result of the closing of the transaction, JBOC will be entitled to receive a purchase price of up to $26 million. On the closing date, JBOC will receive a maximum of $14 million, approximately $1.05 million of which will be used as follows:

      o up to $400,000 will be paid to Third Capital, LLC for its assistance with this transaction, as discussed on page 22; and

      o     the  expenses   related  to  this   transaction,   estimated  to  be
            approximately $650,000, will be paid.

         Ameritrade will deposit an additional $3.5 million of the purchase price into an escrow account, to be held for 18 months and used to pay any valid claims made by Ameritrade against JBOC for indemnification under the asset purchase agreement, as discussed under "Terms of the Asset Purchase Agreement - The Escrowed Funds" on page 25.

      This will leave approximately $12.95 million available from the initial payment to JBOC. This money, together with the money from the second payment due in January 2005 and all money left in the escrow account at the end of the escrow period, will be used to pay creditors of JBOC, for general business purposes during the winding up of the business of JBOC, and for the acquisition or start up of one or more new businesses, as further discussed below. While we are not currently aware of any significant claims of creditors of JBOC, either asserted or unasserted, no representation can be made as to whether any such claims may be made in the future, or the amount of any such claim that might be made. While it is currently our intent to retain the proceeds indefinitely in JBOC, JBOH is the sole shareholder of JBOC and will have the corporate authority to direct the officers and directors of JBOC as to the use of the proceeds in the future. It is not anticipated that any distributions will be made to shareholders of JBOH in the near future, if at all. See "Terms of the Asset Purchase Agreement - Purchase Price" and "- Payment of the Purchase Price" on page 25 for a more complete discussion of how the purchase price is to be computed and paid.

      We do not anticipate any income tax liability on the receipt of an initial payment of $14 million. Thereafter, the amount of income tax owed will depend on the total purchase price ultimately received, and the amount of operating losses incurred during and after the third quarter of 2004. Assuming we receive the full purchase price of $26 million, without any offsets, and incur no operating losses during or after the third quarter of 2004, estimated income tax liability would be approximately $4 million.

         Our other operating subsidiary, National Clearing Corp., is a securities clearing corporation and a registered broker-dealer, offering clearing services to independent broker-dealers, referred to as correspondents. In addition, National Clearing Corp. acts as a market maker in stocks traded on the NASDAQ National Market System and other national exchanges. However, National Clearing Corp.'s largest correspondent is JBOC, and transactions on behalf of JBOC, represented approximately 87% of the revenues of National Clearing Corp. for the first half of 2004.

      On August 20, 2004, we entered into an agreement with North American Clearing, Inc. to sell to it our clearing rights for the correspondent accounts of National Clearing Corp. Under the terms of the agreement, we will receive an initial payment of up to $100,000, and will receive 50% of the revenue related to the accounts over the next five years, up to a maximum total payment of $2.5 million. We hope to close on this transaction in the third quarter of 2004. Once both transactions are consummated, our primary source of income will be earnings on the proceeds of the transactions.

      We have not yet made any determination about future business plans once the transactions are completed for both JBOC and National Clearing Corp. We anticipate that it will take at least one year from the closings to wind up the brokerage operations of those companies, and the liabilities associated with each of them. During the next 12 to 18 months, management will evaluate available business opportunities. We anticipate that the proceeds from these transactions, together with earnings on such proceeds, will provide us with sufficient liquidity to maintain our offices and a minimal staff until such time as a new business venture is decided upon. You should review the "Risk Factors" section beginning on page 9 for a discussion of some of the risks related to our future operations.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The board of directors of JBOH has determined that the approval of the asset purchase agreement and the transaction is in the best interest of the JBOH shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF JBOH VOTE IN FAVOR OF THE APPROVAL OF THE AGREEMENT AND THE TRANSACTION.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

      Certain of our directors, executive officers and employees have interests in the transaction that are different from your interests. These differing interests include the following:

      o Christopher L. Jarratt, who serves as our Chairman of the Board and Chief Executive Officer, is also the Chief Manager and Chief Executive Officer of Third Capital, LLC, which furnishes certain professional and advisory services to JBOH, including the services of Mr. Jarratt. Third Capital is paid a monthly fee for such services, and reimbursed for direct expenses incurred by it and its employees when engaged in providing services to JBOH and its subsidiaries, such as travel costs and costs of room and board when working in JBOH's offices away from the cities in which they reside, under an oral agreement which is cancelable on thirty days notice. On June 3, 2004, the monthly fee payable to Third Capital for such services was reduced from $76,500 to $42,500, effective July 1, 2004. It is anticipated that Third Capital will continue to provide such services after the closing of the transaction.

      o Upon the closing of the transaction, Third Capital will be paid a fee of up to $400,000 for its assistance in negotiating the transaction with Ameritrade. Such fee will be reduced proportionately with any reduction in the maximum $26 million purchase price payable in the transaction by Ameritrade. Third Capital has informed JBOH that such fee will be used to compensate members and employees of Third Capital, not including Mr. Jarratt. Mr. Jarratt also is Chief Manager and Chief Executive Officer of Third Capital Partners, LLP, a company engaged in various investment and advisory activities, and JBOH's largest shareholder.

      o Third Capital Partners, LLC converted two convertible promissory notes of JBOH with an outstanding principal balance of $5,418,696 into 2,029,474 shares of JBOH common stock on September __, 2004. As Chief Manager and Chief Executive Officer of Third Capital, LLC, Christopher L. Jarratt is the beneficial owner of all of such shares. Mr. Jarratt also beneficially owns an additional 123,250 shares of our common stock.

      o In contemplation of the transaction with Ameritrade, JBOH has agreed to enter into employment agreements with Barry S. Fischer, General Counsel and Secretary of JBOH, who also serves as President of JBOC, and Michael J. Chiodo, Chief Financial Officer and Treasurer of JBOH, which provide that each of such persons shall be employed by JBOH for a period of one year, unless terminated with cause, at an annual salary of $250,000 for Mr. Fischer and $150,000 for Mr. Chiodo, with the same benefits as were being provided to them at the time of the execution of the agreement. In the event that such person's employment is terminated during such one-year period without cause, such person will be entitled to all salary and benefits due during the remainder of the period. After such one-year period, if such person is terminated without cause, he will be entitled to a severance payment equal to his prior year's salary, bonus and amounts paid for benefits. If such employee continues in the employ of JBOH for at least one year after the termination of the initial one-year period, he will be entitled to a severance payment equal to his prior year's salary, bonus and amounts paid for benefits when he leaves employment with JBOH, whether voluntarily or at the option of JBOH.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      We expect that JBOH and JBOC, which file a consolidated tax return, will recognize taxable gain for U.S. federal income tax purposes as a result of the transaction. We do not anticipate any income tax liability on the receipt of an initial payment of $14 million. Thereafter, the amount of income tax owed will depend on the total purchase price ultimately received, and the amount of operating losses incurred during and after the third quarter of 2004. Assuming JBOC receives the full purchase price of $26 million, without any offsets, and we incur no operating losses during or after the third quarter of 2004, estimated income tax liability would be approximately $4 million.

      We do not expect that our shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction, other than shareholders who choose to exercise dissenters' rights as provided under Utah law to the extent that they receive cash for their common stock. Such shareholders will recognize gain or loss for U.S. federal income tax purposes with respect to the entire cash payment received by them. We expect that such shareholders will be entitled to capital gain treatment for federal income tax purposes with respect to such cash payment, provided that they hold their stock as a capital asset on the date of the transaction. The procedures for exercising dissenters' rights are discussed below. Such shareholders may also recognize gain or loss for state and local income tax purposes with respect to the entire cash payment received by them. The overall tax treatment applicable to you will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences to you of exercising dissenters' rights.

      THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THE SHAREHOLDERS OF JBOH AND TO JBOH AND JBOC AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE TRANSACTION. THE DISCUSSION DOES NOT ADDRESS THE TAX
CONSEQUENCES  ARISING  UNDER  THE  LAWS  OF  ANY  STATE,   LOCALITY  OR  FOREIGN
JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING IS SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. JBOH SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO THEM.

ACCOUNTING TREATMENT

      The transaction will be accounted for by JBOH as a sale of assets.

REGULATORY APPROVALS

      Prior to closing the transaction, the approval of the NASD, Inc. ("NASD") must be obtained for the transfer of the customer accounts of JBOC to Ameritrade. Application for such approval was submitted to the NASD on June 10, 2004, and it is anticipated that such approval will be received in September 2004.

RIGHTS OF DISSENTING SHAREHOLDERS

      The transaction contemplated by the asset purchase agreement requires a shareholder vote. Under sections 16-10a-1301 to 16-10a-1331 of the Utah Revised Business Corporation Act, our shareholders are entitled to dissent from the proposed transaction and obtain payment of the fair value of their shares in the event the proposed transaction is approved. Fair value of the shares means the value of the shares immediately before the closing of the transaction, excluding any appreciation or depreciation in anticipation of the transaction. The transaction is expected to be consummated in the fourth quarter of 2004. The high and low sales prices of our common stock on June 4, 2004, the day the asset purchase agreement was executed and the last trading day prior to the publication of the press release announcing the proposed transaction were $2.56 and $2.19 per share. The fair value of our common stock immediately prior to the closing of the proposed transaction may be higher or lower than these prices, and may not reflect the fair value of the common stock. Our board of directors will determine the fair value of our common stock as of such date by considering all relevant factors.

      A shareholder who wishes to assert dissenters' rights must (i) deliver to our corporate secretary, prior to the time the vote is taken on the proposed transaction at the special meeting, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed transaction is closed and (ii) not vote for the proposed transaction. A vote against the transaction will not satisfy this notice requirement. A failure to vote on the transaction will not constitute a waiver of the shareholder's right to exercise dissenters' rights. A notice of your intent to demand payment for your shares if the proposed transaction is closed should be sent postage prepaid and addressed to JB Oxford Holdings, Inc., Attention: Corporate Secretary, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212. Such notice should be sent by a method that will assure its delivery to JBOH prior to the date of the special meeting. It is recommended that such notices be sent by registered mail or overnight courier so that you will have a record of the date of delivery to JBOH.

      If the transaction is approved by the shareholders at the special meeting, within ten (10) days thereafter written notice will be sent to all shareholders who properly delivered to JBOH a notice of their intent to demand payment for their shares, which notice from JBOH will state when and where written demand for payment for such shareholders' shares must be sent and when the stock certificates representing their shares must be deposited by them to effectuate the purchase of the dissenting shareholders' shares. THE RIGHTS OF A DISSENTING SHAREHOLDER TO DEMAND PAYMENT ARE LOST IF THE DISSENTER FAILS TO GIVE TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT, OR FAILS TO TIMELY MAKE WRITTEN DEMAND FOR PAYMENT AFTER RECEIVING OUR NOTICE.

      A Notice of Dissenters' Rights is annexed as Appendix C to this proxy statement. The foregoing information and the statements in the Notice of Dissenters' Rights are each qualified in their entirety by the provisions of Sections 16-10a-1301 through 16-10a-1331 of the Utah Revised Business Corporation Act, a copy of which is annexed as Appendix D.

      Any dissenting shareholder who perfects his or her right to be paid the value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for such shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Code. See "Certain Federal Income Tax Consequences."

      BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE UTAH LAW RELATING TO DISSENTERS' RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE TRANSACTION ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

                      TERMS OF THE ASSET PURCHASE AGREEMENT

      The following sets forth a summary of the material provisions of the asset purchase agreement. The description does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, a copy of which is attached hereto as Appendix A. All shareholders are urged to read the asset purchase agreement in its entirety.

GENERAL

      The asset purchase agreement provides that, subject to approval by the shareholders of JBOH, receipt of necessary regulatory approvals and satisfaction of certain other conditions described below at "Conditions to Closing the Transaction," JBOC will sell certain of its assets to Ameritrade.

ASSETS TO BE SOLD

         The assets to be sold by JBOC are all of its rights under all contracts and agreements with customers related to the customer accounts to be transferred, together with all information, documents, records, files and other proprietary information, in paper or electronic form, related to such transferred accounts, except where such sale, assignment, transfer and delivery is not permitted by applicable law. All of the customer accounts of JBOC will be transferred except:

      o those that have an unsecured debit balance as of 4:00 p.m., Central Time, on the closing date;

      o those that are margin accounts and that as of 4:00 p.m., Central Time, on the closing date are not in compliance with applicable laws relating to margin or with Ameritrade's margin requirements;

      o those that do not meet Ameritrade's standard account eligibility requirements; and

      o those (i) that are 90-day restricted, (ii) in which a day trading violation is known by JBOC to have occurred in the 12 months before closing, or (iii) that are known by JBOC to be the subject of any litigation, claim, allegation, investigation or other assertion or proceeding by or before any governmental authority including, without limitation, any investigation into late trading or market timing.

     JBOC will provide notice to all account holders whose accounts will not be transferred requiring them to transfer their accounts to another firm prior to the closing of the transaction with Ameritrade. JBOC will cease to allow trading in any account after the closing date. We will continue to pursue collection of unsecured debit balances owed by customers after the closing date, but will have no active accounts thereafter.

OBLIGATIONS TO BE ASSUMED BY AMERITRADE

         At the closing, Ameritrade will assume, and agrees to pay, perform, fulfill and discharge, from and after the closing date, all obligations that accrue and arise and are required to be performed after the closing date under the contracts relating to the transferred accounts, except where the consent of any third party is required for the assignment of such contract or agreement and such consent has not been obtained. Ameritrade will not assume or be liable for any debt, obligation, lease or other liability of, or claim, judgment or arbitration award against JBOH or JBOC or any of its or their affiliates, other than the obligations it has specifically agreed to assume.

PURCHASE PRICE

         In connection with the determination of the purchase price, the parties agreed to divide the customer accounts of JBOC into four groups: three groups of specified accounts, namely, Group A, Group B and Group C accounts, in each case as defined in the asset purchase agreement, and a fourth group consisting of all other accounts. The specified account groupings are based upon the account net equity and trading activity, and include all accounts with positive equity in which there has been at least one trade in the past 18 months. JBOC had 18,318 accounts that met these criteria on May 27, 2004, the measurement date set by the parties in the asset purchase agreement: 524 Group A accounts, 3,938 Group B accounts and 13,856 Group C accounts. JBOC also had approximately 30,000 other accounts that did not meet these criteria, which make up the fourth group of accounts. If the transaction with Ameritrade is consummated, substantially all of the accounts of JBOC will be transferred to Ameritrade, but the purchase price will be reduced if less than 93% of the accounts in any of the three groups of specified accounts existing on May 27, 2004 are transferred to Ameritrade.

         Ameritrade has agreed to pay an aggregate of $26 million if at least 93% of all of the specified accounts of JBOC that were qualified for transfer on May 27, 2004 are available for transfer to Ameritrade on the third day prior to the closing of the transaction. Each of the three groups of accounts was assigned a specific portion of the $26 million purchase price, and if less than 93% of all of the accounts in a particular group that qualified for transfer on May 27, 2004 were available for transfer to Ameritrade on the third business day prior to the closing of the transaction, the portion of the purchase price assigned to that group is to be reduced proportionately. For example, if only 90% of a specific group's accounts are available for transfer, the portion of the purchase price assigned to that group would be reduced by 3%. If no accounts of a specific group were available for transfer, the purchase price would be reduced by 93%, and JBOC would be entitled to 7% of the purchase price assigned to that group. As of July 30, 2004, the last date for which information is available, more than 93% of each of the three groups of accounts remained available for transfer to Ameritrade. Accordingly, as of that date, there would be no reduction in the purchase price.

PAYMENT OF THE PURCHASE PRICE

         The parties have agreed that Ameritrade will pay the purchase price in two installments. The transaction was structured as an installment sale to take advantage of installment sale rules under the Internal Revenue Code to defer income tax liability. On the closing date, and subject to the terms and conditions of the asset purchase agreement, Ameritrade will:

      o pay to JBOC an amount equal to the purchase price less $3.5 million, up to a maximum of $14 million, and

      o deposit $3.5 million into an escrow account to be maintained for 18 months after the closing by an independent bank agreeable to the parties.

         On January 14, 2005 (or the closing date, if later), Ameritrade will pay to JBOC an amount equal to the purchase price less the $14 million delivered at the closing and the $3.5 million deposited into the escrow account, if any. To secure the payment of the second installment of the purchase price, Ameritrade will deliver to JBOC at the closing an irrevocable letter of credit from a bank acceptable to JBOC in an amount equal to the balance of the purchase price. JBOC will be entitled to collect the balance of the purchase price, if any, from the bank if the closing occurs prior to January 14, 2005 but Ameritrade fails to pay such balance on or before January 24, 2005.

THE ESCROWED FUNDS

         The $3.5 million deposited into the escrow account will be available to satisfy valid claims for indemnification by Ameritrade during the 18-month term of the escrow arrangement in the event that it suffers any loss as a result of:

      o any inaccuracy in any of the representations or warranties of JBOH or JBOC set forth in the asset purchase agreement,

      o the failure of either JBOH or JBOC to comply with any of the covenants set forth in the asset purchase agreement,

      o the use or ownership of any of the transferred assets or the ownership or operation of JBOC's business on or prior to the closing of the transaction to the extent such loss arises in connection with and relates to periods on or prior to the closing of the transaction, or

      o any debt, obligation, lease or other liability of, or claim, judgment or arbitration award against, JBOH, JBOC or any of their respective affiliates other than for the obligations assumed by Ameritrade.

See "Indemnification" below.

REPRESENTATIONS AND WARRANTIES

         The asset purchase agreement contains various representations and warranties of JBOH and JBOC including among others, representations and warranties related to:

o   due incorporation and qualification,    o   due authorization,
o   consents,                               o   financial information,
o   title to the assets,                    o   contracts,
o   defaults or violations,                 o   litigation,
o   customer complaints,                    o   contingent liabilities and unasserted
o   brokers,                                    claims,
o   broker-dealer registration,             o   accuracy of information,
o   taxes, and                              o   SIPC membership,
                                            o   the accounts to be acquired by Ameritrade

         The asset purchase agreement contains various representations and warranties of Ameritrade including among others, representations and warranties related to:

o   due incorporation,                      o   corporate authority,
o   consents, and                           o   brokers.

Generally, the representations and warranties of the parties will survive until the second anniversary of the closing date. However, the representations and warranties relating to due incorporation and qualification of JBOH and JBOC, due authorization of the transaction by JBOH and JBOC and JBOC's title to the transferred assets will survive indefinitely.

COMMITMENT WITH RESPECT TO OTHER OFFERS

         JBOH and JBOC have agreed that they:

      o will not (and will not permit their officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by any of them to) solicit, initiate or encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer (including any proposal or offer to its shareholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving JBOH, JBOC, the business of JBOC or the assets to be transferred, or any acquisition of 10% or more of the capital stock of the JBOH or JBOC, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being referred to as an "Acquisition Proposal") or participate or engage in any discussions or negotiations concerning an Acquisition Proposal; and

      o will immediately cease and cause to be terminated any negotiations with any third parties with respect to any Acquisition Proposal that existed at the time the asset purchase agreement was entered into.

         However, subject to:

      o the obligation of JBOH to call and hold a shareholder meeting for the purpose of voting on the transaction or obtaining such approval by written consents,

      o the obligation of JBOH, through its board of directors, to recommend approval of the transaction to the shareholders of JBOH and not to withdraw, modify or change such recommendation except if the board determines after consultation with its outside counsel that the failure to do so would be inconsistent with the directors' fiduciary duties, and

      o the agreement of the parties that in the event that shareholders of JBOH fail to approve the transaction at a meeting (or any adjournment or postponement thereof) at which such shareholders considered and voted on the transaction or by written consent, the parties shall negotiate in good faith for at least 20 days to attempt to revise the terms of the asset purchase agreement to allow the acquisition of the business of JBOC on mutually acceptable alternative terms, nothing contained in the asset purchase agreement will prevent JBOH or its board of directors from:

      o complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to an Acquisition Proposal, or

      o prior to the date approval of the transaction by JBOH's shareholders is obtained, providing information (pursuant to a confidentiality agreement containing terms identical in all material respects to the terms of the confidentiality agreement entered into between
            Ameritrade and JBOH) to or engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide Acquisition Proposal if:

            o in the good faith judgment of JBOH's board of directors, taking into account the likelihood of consummation and after consultation with its financial advisors, such Acquisition Proposal is reasonably likely to result in a transaction more favorable to JBOH's shareholders from a financial point of view than the transaction, and

            o JBOH's board of directors, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations under applicable law.

         JBOH has agreed to promptly (but in any event within 24 hours) notify Ameritrade of any such requests for information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal, and shall keep Ameritrade informed on a timely basis (but in any event within 24 hours) of any material changes with respect thereto.

         Prior to taking any action with respect to complying with Rule 14e-2 with regard to an Acquisition Proposal or providing information to or engaging in any negotiations or discussions with any person who has made an unsolicited bona fide Acquisition Proposal, if JBOH or JBOC intends to participate in any such discussions or negotiations or provide any such information to any such third party, JBOH has agreed to give prompt prior notice to Ameritrade of such action.

         Nothing in the foregoing provisions of the asset purchase agreement permits JBOH or JBOC to enter into any agreement with respect to an Acquisition Proposal during the term of the asset purchase agreement, it being agreed that, during the term of the asset purchase agreement, neither JBOH nor JBOC shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement containing terms identical in all material respects to the terms of the confidentiality agreement with Ameritrade.

BREAK-UP FEE

         If the asset purchase agreement is terminated:

      o by JBOC because the closing has not taken place on or before November 30, 2004 or JBOH does not obtain shareholder approval of the transaction at the special meeting, or

      o     by Ameritrade if:

            o JBOH does not obtain shareholder approval of the transaction at the special meeting, or,

            o prior to obtaining the approval of the transactions by JBOH's shareholders, JBOH's board of directors has withdrawn, modified, withheld or changed, in a manner adverse to Ameritrade, the board's approval or recommendation of the asset purchase agreement or the transaction, or recommended an Alternative Proposal, or resolved to do any of the foregoing, or

            o there shall have been a material breach of any covenant, or a material breach or inaccuracy of any representation or warranty, of JBOC, and such breach or inaccuracy shall not have been remedied within 20 business days after receipt by JBOC of a notice in writing from Ameritrade specifying the nature of the breach and requesting such breach be remedied, then JBOH and JBOC will be obligated to immediately pay Ameritrade $1,000,000. Such payment is intended to provide some compensation to Ameritrade for its direct and indirect costs and expenses associated with pursuing but not completing the transaction. The fee may also have the effect of increasing the likelihood that the transaction will be consummated by making it more difficult and expensive for any third party to acquire control of JBOH while Ameritrade is seeking to consummate the transaction.

CONDUCT OF BUSINESS PENDING THE TRANSACTION

         Until the closing date, JBOC and JBOH have agreed, among other things:

      o to operate the business of JBOC only in the usual, regular and ordinary course and manner,

      o to use commercially reasonable efforts to preserve intact the present business organization of such business and preserve its present goodwill and advantageous relationships,

      o not to sell, or agree to sell, any of the assets to be transferred to Ameritrade,

      o not to do any act or omit to do any act, or permit any act or omission to act, that will cause a breach of any of the customer contracts to be transferred to Ameritrade,

      o not to modify, amend or otherwise alter or change any of the material terms or provisions of any of the customer contracts to be transferred to Ameritrade or the obligations to be assumed by Ameritrade, and

      o     to comply with all applicable laws.

         JBOH also has agreed not to sell, or agree to sell, prior to the closing, the capital stock of JBOC.

OPERATIONS AFTER THE TRANSACTION

         JBOH and JBOC have agreed that for a period of three years after the closing date, none of JBOC, JBOH or any of their affiliates (other than directors who are not and have not been officers or employees of JBOC, JBOH or any of their respective subsidiaries) will engage in the online retail brokerage business in the United States or elsewhere; provided that this provision will not prevent JBOH from holding as a passive investment an equity interest in an entity engaged in the online retail brokerage business if such interest represents less than twenty-five percent (25%) of each of the outstanding equity and voting power in such entity and no individual who has been a director, member or officer of JBOC, JBOH or any of their respective subsidiaries at any time since January 1, 2002 serves as a director, member, officer or employee of such entity.

         JBOH and JBOC also have agreed that for a period of three years after the closing date, none of JBOC, JBOH or any of their affiliates (other than directors who are not and have not been officers or employees of JBOC, JBOH or any of their respective subsidiaries) will, directly or indirectly:

      o solicit a significant portion of the customers (whether past, present or future) of the business of JBOC, or

      o solicit any customer (whether past, present or future) of Ameritrade or its affiliates or the business of JBOC with respect to the retail brokerage business.

INDEMNIFICATION

         JBOH and JBOC have agreed to indemnify Ameritrade, its affiliates and each of their directors, officers, employees, agents and representatives against, and hold them harmless from, any and all losses incurred or suffered by any of them arising out of any of the following:

      o any breach of or any inaccuracy in (whether actual or alleged by a third party) any representation or warranty made by JBOC or JBOH in or pursuant to the asset purchase agreement; provided, that a notice of a claim of loss is given to JBOC, in the case of any representation or warranty other than those relating to due incorporation and qualification of JBOH and JBOC, due authorization of the transaction by JBOH and JBOC and JBOC's title to the transferred assets, not later than the close of business on the second anniversary after the closing date;

      o any breach of, or failure by JBOC or JBOH to perform (whether actual or alleged by a third party), any covenant or obligation of JBOC or JBOH contained in the asset purchase agreement;

      o the use or ownership of any of the transferred assets or the ownership or operation of JBOC's business on or prior to the closing date to the extent such losses arise in connection with and relate to periods on or prior to the closing date;

      o any debt, obligation, lease or other liability of, or claim, judgment or arbitration award against, JBOH, JBOC or any of their respective affiliates other than for the obligations assumed by Ameritrade;

      o any litigation or claims against, any investigations pending or threatened against, any customer complaints received by, and any and any contingent liabilities of, JBOC, JBOH or any of their affiliates; and

      o any contract or agreement between or among JBOC, JBOH or any of their affiliates and any third party.

         Ameritrade has agreed to indemnify JBOC and JBOH, their affiliates and each of their directors, officers, employees, agents or representatives against, and hold them harmless from, any and all losses incurred or suffered by them arising out of any of the following:

      o any breach of or any inaccuracy in (whether actual or alleged by a third party) any representation or warranty made by Ameritrade in the asset purchase agreement; provided, that notice of a claim for loss is given to Ameritrade not later than the close of business on the second anniversary of the closing date;

      o any breach of or failure by Ameritrade to perform (whether actual or alleged by a third party) any covenant or obligation of Ameritrade contained in the asset purchase agreement;

      o the use or ownership of any of the transferred assets to the extent such loss arises solely in connection with and relates solely to periods after the closing date; and

      o     the obligations assumed by Ameritrade.

OTHER COVENANTS

         JBOC, JBOH and Ameritrade have each agreed:

      o     to  use  all   commercially   reasonable   efforts  to  fulfill  its
            obligations under the terms of the asset purchase agreement and otherwise to facilitate the consummation of the transaction;

      o to make all filings, applications, statements and reports to all governmental authorities that are required to be made prior to the closing pursuant to any applicable law in connection with the asset purchase agreement and the transaction;

      o to use all commercially reasonable efforts to obtain all necessary consents and approvals to perform its obligations under the asset purchase agreement and to consummate the transaction;

      o prior to the closing date, to use all commercially reasonable efforts to negotiate in good faith and enter into a conversion agreement containing provisions set forth in the asset purchase agreement and providing for the conversion of the transferred accounts to Ameritrade's systems;

      o prior to the closing date, to use all commercially reasonable efforts to prepare the accounts to be transferred for conversion to Ameritrade's systems; and

      o that in the event that shareholders of JBOH fail to approve the transaction at a meeting (or any adjournment or postponement thereof) at which such shareholders considered and voted on the transaction or by written consent, the parties shall negotiate in good faith for at least 20 days to attempt to revise the terms of the asset purchase agreement to allow the acquisition of the business of JBOC on mutually acceptable alternative terms.

         JBOC and JBOH have each agreed:

      o until the closing date, to give Ameritrade and its representatives access during normal business hours to all of their employees and all of the facilities, properties, books, contracts, commitments and records relating to the business of JBOC;

      o     promptly   inform   Ameritrade  of  any  material   information   or
            development relating to the transferred accounts and/or the business of JBOC;

      o to use all commercially reasonable efforts to obtain all required consents and approvals to assign and transfer to Ameritrade the assets to be transferred and the obligations to be assumed by Ameritrade, including delivery promptly after the date of the asset purchase agreement, in form and substance acceptable to Ameritrade, of "negative consent" letters to all of the customers whose accounts are to be transferred to Ameritrade. Ameritrade has agreed to promptly reimburse JBOC for all reasonable out-of-pocket expenses incurred by JBOC relating to the delivery of such "negative consent" letters to the extent such expenses exceed $30,000;

      o for three years after the closing, to maintain the confidentiality of all non-public or confidential information relating to JBOC's business and the transferred assets and not disclose to any person or use any such information for any purpose; subject to certain customary qualifications;

      o to establish and maintain for a period of three months after the closing date, at the expense of JBOH and JBOC, a link from the jboxford.com webpage to the Ameritrade.com website;

      o to retain in accordance with all applicable laws all information, documents, records, files and other proprietary information not transferred to Ameritrade, in each case as they relate to the transferred assets, and, at JBOC or JBOH's expense, make available to Ameritrade such information, documents, records, files and other proprietary information as Ameritrade requests in connection with any customer dispute or inquiry or otherwise; provided, that Ameritrade shall reimburse JBOC and/or JBOH for any reasonable out-of-pocket costs they incur as a result of any such request;

      o until the closing, to make appropriate arrangements and provide appropriate incentives to ensure that sufficient personnel and other resources are available to each of JBOC and JBOH to enable JBOC and JBOH to continue to operate the business of JBOC in the usual, regular and ordinary course and manner and otherwise perform their obligations as set forth in the asset purchase agreement;

      o as of the closing date, to designate to Ameritrade in writing an individual reasonably acceptable to Ameritrade to act as a primary contact for, and provide any information about any Acquired Account or the Business requested by, Ameritrade, and to cause the individual to promptly provide any such requested information and to otherwise use his or her best efforts to carry out the services for a period of not less than six months after the closing at no cost to Ameritrade; and

      o to cause the phone messaging system related to the transferred accounts to be maintained for a period of six months after the closing and to direct callers to call Ameritrade at a telephone number specified by Ameritrade during such period.

         JBOC also has agreed:

      o until the closing date, to provide monthly reports to Ameritrade concerning the accounts to be transferred; and

      o to provide to Ameritrade all information and assistance reasonably requested by Ameritrade to effect and facilitate communications with customers relating to the accounts to be transferred with respect to the conversion of the transferred accounts to Ameritrade's systems.

         JBOH also has agreed:

      o to prepare and file with the SEC either a proxy statement with respect to a meeting of its shareholders at which the shareholders will vote to approve or disapprove the transaction or an information statement with respect to the transactions and the approval of such transaction by Third Capital Partners, LLC, and to cause the proxy statement or information statement to be mailed to JBOH's shareholders as promptly as practicable;

      o to take all action necessary in accordance with applicable law and its charter and bylaws to either convene as promptly as practicable a meeting of its shareholders for purposes of obtaining the vote of its shareholders to approve the transaction or obtaining such shareholder approval by written consent of shareholders holding a sufficient number of JBOH's shares of common stock; and

      o through its board of directors, to recommend approval of the transaction to the shareholders of JBOH and not to withdraw, modify or change such recommendation; provided that JBOH's board of directors may, at any time prior to the time approval by JBOH's shareholders is obtained, withdraw, modify, or change any recommendation regarding the transaction, or recommend and declare advisable any other offer or proposal, if its board of directors determines in good faith after consultation with its outside counsel that the failure to so withdraw, modify, or change its recommendation would be inconsistent with its fiduciary obligations under applicable law, provided that JBOH will be required to comply with its obligation to call and hold a shareholder meeting for the purpose of voting on the transaction or obtaining such approval by written consents whether or not its board of directors withdraws, modifies, or changes its recommendation regarding the transaction or recommends any other offer or proposal.

CONDITIONS TO CLOSING THE TRANSACTION

         The obligations of Ameritrade to consummate the transaction at the closing are, at the option of Ameritrade, subject to satisfaction of the following conditions precedent on or before the closing date:

      o All of the representations and warranties of JBOC and JBOH shall be true and correct as of both the date of the asset purchase agreement and the closing date;

      o JBOC and JBOH shall have performed and complied with all of their respective covenants, obligations and agreements contained in the asset purchase agreement and required to be performed or complied with on or prior to the closing date;

      o JBOC and JBOH shall have delivered to Ameritrade consents and approvals in writing reasonably satisfactory to Ameritrade from any person or governmental authority whose consent and approval is required for the consummation of the transaction;

      o No action or proceeding by any governmental authority or any other person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transaction;

      o Ameritrade shall have received from JBOC satisfactory and appropriate documents and agreements necessary to convey the assets to Ameritrade in accordance with the terms of the asset purchase agreement;

      o     JBOC and the escrow agent shall have executed the escrow  agreement;
            and

      o     Neither JBOC nor JBOH shall:

            o have filed any voluntary case with any bankruptcy court of competent jurisdiction or be the subject of any involuntary case pursuant to or within the meaning of Title 11 of the U.S. Code, as amended, or any other debtor relief law;

            o be the subject of any order of relief issued under such Title 11 of the U.S. Code, as amended, or any other debtor relief law;

            o file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

            o have sought or consented to or acquiesced in the appointment of any trustee or receiver as to all or substantially all of its assets or the assets to be transferred; or

            o be the subject of any order, judgment or decree petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors.

         The obligations of JBOC and JBOH to consummate the transaction at the closing are, at the option of JBOC and JBOH, subject to the satisfaction of the following conditions precedent on or before the closing date:

      o All of the representations and warranties of Ameritrade shall be true and correct as of both the date of the asset purchase agreement and the closing date;

      o Ameritrade shall have performed and complied with all of its covenants, obligations and agreements contained in the asset purchase agreement and required to be performed or complied with on or prior to the closing date;

      o Consents and approvals in writing reasonably satisfactory to JBOC shall have been obtained from any governmental authorities whose consent and approval is required for the consummation of the transaction;

      o No action or proceeding by any governmental authority or other person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transaction;

      o Ameritrade shall deliver to JBOC satisfactory and appropriate instruments of assumption and other documents necessary to assume the obligations to be assumed by Ameritrade in accordance with the terms of the asset purchase agreement;

      o     JBOC shall have received the letter of credit; and

      o Ameritrade and the escrow agent shall have executed the escrow agreement.

AMENDMENT AND TERMINATION OF THE ASSET PURCHASE AGREEMENT

         The asset purchase agreement may be amended, modified or supplemented but only in writing signed by all of the parties. The asset purchase agreement may be terminated at any time on or prior to the closing date:

      o     with the mutual consent of the JBOC and Ameritrade;

      o by JBOC or Ameritrade, if the closing shall not have taken place on or before November 30, 2004;

      o by JBOC or Ameritrade, if the approval of the transaction by JBOH's shareholders is not obtained at a meeting (including any adjournments or postponements thereof) of JBOH's shareholders duly convened for the purpose of obtaining such approval or by written consent of JBOH's shareholders;

      o by Ameritrade, if prior to obtaining the approval of the transaction by JBOH's shareholders JBOH's board of directors has withdrawn, modified, withheld or changed, in a manner adverse to Ameritrade, the board's approval or recommendation of the asset purchase agreement or the transaction, or recommended an Alternative Proposal, or resolved to do any of the foregoing; or

      o by JBOC or Ameritrade, if there shall have been a material breach of any covenant, or a material breach or inaccuracy of any representation or warranty, of the other party under the asset purchase agreement, and such breach or inaccuracy shall not have been remedied within 20 business days after receipt by the breaching party of a notice in writing from the other party specifying the nature of the breach and requesting such breach be remedied.

CLOSING

         The closing of the transaction is to take place on the third business day after all of the conditions set forth in the asset purchase agreement are satisfied or waived, or at such other time as is agreed by the parties, at the offices of Mayer, Brown, Rowe & Maw LLP in Chicago, Illinois.

EXPENSES

         Except  as  otherwise   expressly  set  forth  in  the  asset  purchase
agreement, each party has agreed to bear its own expenses with respect to the transaction. JBOC has agreed to pay:

      o all third-party fees or charges incurred by it in connection with the assignment and transfer of the assets to be transferred to Ameritrade or the conversion of the customer accounts and

      o all sales, use, stamp, transfer, service and like taxes or fees, if any, imposed by the United States or any state or political subdivision thereof required to be paid in connection with the transfer and assignment of the assets.

                         INFORMATION ABOUT THE COMPANIES

JB OXFORD HOLDINGS

            JBOH, through its wholly-owned subsidiaries, JB Oxford & Company ("JBOC") and National Clearing Corp. ("NCC") is engaged in the business of providing brokerage and related financial services to retail customers and broker-dealers nationwide. JBOH is a fully integrated brokerage firm, providing retail brokerage services, clearing services and market making services to its customers.

            JBOC is a registered broker-dealer offering discount and electronic brokerage services to the investing public. JBOC's website is www.jboc.com, which allows customers to review account information, conduct market research, place trades, and manage their account online. JBOC has retail offices in Beverly Hills, New York and Minneapolis.

            NCC  is  a  securities   clearing   corporation   and  a  registered
broker-dealer, offering clearing services to independent broker-dealers, referred to as correspondents. NCC's largest correspondent is JBOC. In addition, NCC acts as a market maker in stocks traded on the NASDAQ National Market System and other national exchanges.

            JBOH was incorporated in Delaware on March 31, 1987, and completed its initial public offering in September 1987. JBOH changed its state of incorporation to Utah in 1990. JBOH's principal executive offices are located at 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212, and its telephone number at such address is (310) 777-8888.

AMERITRADE

         Ameritrade is a registered broker-dealer and wholly-owned subsidiary of Ameritrade Holding Corporation (NASDAQ: AMTD), a leading provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet. Ameritrade was established in 1971 and the address of Ameritrade Holding Corporation's principal offices is 4211 South 102nd Street, Omaha, NE 68127, and its telephone number is (402) 331-7856.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table includes, as of September __, 2004, information for each shareholder known by JBOH to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director and Named Executive Officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of JBOH, and all directors and executive officers of JBOH as a group. Unless otherwise indicated, JBOH believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them (all shares have been adjusted to reflect the one for ten reverse stock split which was effective October 15, 2002).

NAME AND ADDRESS(1)                            SHARES              PERCENT OF
OF BENEFICIAL OWNER                      BENEFICIALLY OWNED          CLASS
-------------------                      ------------------        ----------
Christopher L. Jarratt                     2,162,724 (2)               55.87%
Mark D. Grossi                                 6,500 (3)                *
David G. Mahood                                4,000 (3)                *
Terry N. Pefanis                               3,000 (3)                *
Barry S. Fischer                               2,000 (4)                *
Michael J. Chiodo                              1,984 (5)                *
Third Capital Partners, LLC                2,039,474                   52.68%
3773 Howard Hughes Parkway
Las Vegas, Nevada 89109

All Named Executive Officers and
  Directors as a group                     2,180,208                   56.10%

----------
*    Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o JB Oxford Holdings, Inc., 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212.

(2) Includes 2,039,474 shares of common stock owned by Third Capital Partners, LLC ("Third Capital Partners"). Mr. Jarratt, as Chief Manager and Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, and the sole power to dispose or to direct the disposal of, the shares of common stock owned by Third Capital Partners.

(3)   Represents options to purchase common stock.

(4)   Includes options to purchase 1,000 shares of common stock.

(5)   Includes options to purchase 400 shares of common stock.

CHANGE OF CONTROL

         On September ____, 2004, Third Capital Partners, LLC converted two convertible promissory notes of JBOH with an outstanding principal balance of $5,418,696.00 into 2,029,474 shares of JBOH common stock, which are reflected in the table above. The conversion of such notes into common stock caused a change in control of JBOH, as the shares issued to Third Capital Partners represent more than 50% of the shares of JBOH's common stock outstanding after such conversion, giving Third Capital Partners the power to elect our directors and control or direct our business affairs, including matters requiring shareholder approval. Christopher L. Jarratt, as Chief Manager and Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, the shares of common stock owned by Third Capital Partners. The conversion of the notes into common stock was effected in contemplation of approving the transaction with Ameritrade.

                                  OTHER MATTERS

         Management does not intend to present any other items of business and knows of no other matters that will be brought before the special meeting. However, if any additional matters are properly brought before the special meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of JBOH.

         Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the special meeting.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         A shareholder intending to present a proposal to be included in JBOH's proxy statement for JBOH's 2004 Annual Meeting of Shareholders or to nominate a director for election at the 2004 Annual Meeting was required to deliver the proposal or notice to the corporate secretary of JBOH at JBOH's principal executive offices no later than February 10, 2004. Any shareholder proposal or nomination must also comply with the requirements of JBOH's Amended and Restated By-laws (the "By-laws") and, in the case of a shareholder proposal, Rule 14a-8 of the Exchange Act.

         A shareholder may also present a proposal directly to JBOH's shareholders at the 2004 Annual Meeting if it follows the procedures outlined in JBOH's By-laws. However, if JBOH does not receive notice of the shareholder proposal prior to the close of business on the tenth day following the day JBOH mails the notice of meeting for the 2004 Annual Meeting or otherwise provides public disclosure of the meeting date, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If JBOH receives notice of the shareholder proposal on or before the close of business on the tenth day following the day JBOH mails the notice of meeting for the 2004 Annual Meeting or otherwise provides public disclosure of the meeting date, management can only vote proxies in their discretion if they advise shareholders in JBOH's 2004 proxy statement about the nature of the proposed matter and how management intends to vote on the matter. A copy of JBOH's By-laws may be obtained by written request delivered to JBOH's corporate secretary.

                                     EXPERTS

      The audited consolidated financial statements of JBOH for the years ended December 31, 2003 and 2002 incorporated by reference into this proxy statement have been included in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The audited consolidated financial statements of JBOH for the year ended December 31, 2001 incorporated by reference into this proxy statement have been included in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      JBOH files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning JBOH at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review JBOH's electronically filed reports, proxy and information statements on the SEC's Internet site at http://www.sec.gov.

   ---------------------------------------------------------------------------

      PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF JBOH PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO THE CORPORATE SECRETARY OF JBOH PRIOR TO THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                             By Order of the Board of Directors,



                                             BARRY S. FISCHER
                                             Secretary

September __, 2004

                                                                      APPENDIX E

      The following unaudited proforma consolidated statement of financial condition provides the historical and proforma financial position of JB Oxford Holdings, Inc. and its subsidiaries as if the sale of the assets of JBOC to Ameritrade had taken place at June 30, 2004. The following statement should be read in conjunction with annual report of JBOH on Form 10-K for the year ended December 31, 2003, and its quarterly report on Form 10-Q for the quarter ended June 30, 2004, which have been filed previously with the Commission and are incorporated herein by reference. If the Ameritrade transaction had taken place as of June 30, 2004, the actual financial position of JBOH could be different from that presented below.

Assumptions:

      The statement below gives effect to the proposed Ameritrade transaction as if it had closed on June 30, 2004, with JBOH being entitled to receive the full $26 million sales proceeds as provided in the asset purchase agreement, with $14 million being paid in cash at the closing and $12 million being recorded as a receivable due from Ameritrade, which includes $3.5 million will be held in escrow account for 18 months subject to the escrow agreement. The statement assumes the $400,000 to be paid to Third Capital, LLC will be paid from the proceeds. Of the total estimated expenses of the sale of $650,000, $378,040 has been deducted from the proceeds of the sale, the balance of estimated expenses of $271,960 has been paid by the Company as incurred and is included in historical operations. The statement also assumes that the two convertible promissory notes of JBOH with an outstanding principal balance of $5,418,696 were converted into 2,029,474 shares of JBOH common stock prior to the closing.

                    JB Oxford Holdings, Inc. and Subsidiaries
             Proforma Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                             June 30, 2004      Proforma                June 30, 2004
                                                              (unaudited)      Adjustments                Proforma
                                                              ------------     ------------             ------------
Assets:
Cash and cash equivalents                                     $  2,966,616       13,221,960      b)     $ 16,188,576
Other receivables                                                  270,953       12,000,000      b)       12,270,953
Notes receivable from shareholder                                2,500,000                                 2,500,000
Assets held for sale                                           230,640,443     (188,269,397)     c)       42,371,046
Furniture, equipment, and leasehold improvements (at cost
   net of accumulated depreciation and amortization of
   $2,935,820)                                                     155,006                                   155,006
Other assets                                                       123,665                                   123,665
                                                              ------------     ------------             ------------
   Total assets                                               $236,656,683      163,047,437             $ 73,609,246
                                                              ============     ============             ============

                    JB Oxford Holdings, Inc. and Subsidiaries
             Proforma Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                     June 30, 2004           Proforma             June 30, 2004
                                                      (unaudited)           Adjustments             Proforma
                                                      -------------       -------------            -------------
Liabilities and shareholders' equity:
Liabilities:
Liabilities associated with assets held for sale      $ 215,974,143       (185,766,146)     c)     $  30,207,997
Accounts payable and accrued liabilities                  4,300,218                                    4,300,218
Taxes payable                                                    --          4,000,000      b)         4,000,000
Loans from shareholders                                   5,418,696         (5,418,696)     a)                --
Notes payable                                             3,375,486                                    3,375,486
                                                      -------------                                -------------
Total liabilities                                       229,068,543                                   41,883,701
                                                      -------------                                -------------
Commitments and contingencies
Shareholders' equity:
Common stock  ($.01 par value, 100,000,000 shares
   authorized, 1,888,743 shares issued)                      18,887             20,295      a)            39,182
Additional paid in capital                               18,504,430          5,398,401      a)        23,902,831
Retained earnings (deficit)                             (10,021,976)        18,718,709      d)         8,696,733
Treasury stock at cost, 46,994 shares                      (913,201)                                    (913,201)
                                                      -------------                                -------------
   Total shareholders' equity                             7,558,140                                   31,725,545
                                                      -------------       ------------             -------------
   Total liabilities and shareholders' equity         $ 236,656,683        163,047,437             $  73,609,246
                                                      =============       ============             =============


Notes to Proforma Consolidated Statement of Financial Condition

      a) To record the conversion of the secured convertible debentures into 2,029,474 shares of common stock.

      b) To record sale of retail brokerage accounts for $26 million as follows:

Purchase price                                                     $ 26,000,000
   Third Capital, LLC fee paid                                         (400,000)
   Expenses, net of $271,960 paid                                      (378,040)
                                                                   ------------
                                                                     25,221,960
Receivable from Ameritrade                                          (12,000,000)
                                                                   ------------
Estimated Net Cash                                                 $ 13,221,960
                                                                   ============

      Income tax expense of $4.0 million is computed using a statuary rate of 35%, utilizing current net operating loss and carry-forward from 2003 in addition to the tax basis of assets sold. Actual income taxes resulting from the transaction are unknown at this time, and will depend upon JBOH's results of operations in 2004 and 2005.

c) To adjust for retail customer related assets and obligations to be transferred to Ameritrade. The following table represents the components of assets and associated liabilities held for sale at June 30, 2004 and the related proforma adjustments.

                                                                                Proforma          Proforma
  Assets and Associated Liabilities Held For Sale            June 30, 2004     Adjustments       June 30, 2004
  ------------------------------------------------------      ------------     ------------      ------------
  Cash and cash equivalents segregated under federal and
     other regulations                                         $109,735,626     (104,695,392)     $  5,040,234
  Receivable from broker-dealer and clearing organizations       16,723,557       (3,763,631)       12,959,926
  Receivable from customers (net of allowance for doubtful
     accounts of $2,820,040)                                     92,472,635      (77,307,123)       15,165,512
   Other receivable                                                 553,785                            553,785
   Marketable securities owned at market value                      876,298                            876,298
   Furniture, equipment, and leasehold improvements (at
     cost net of accumulated depreciation and amortization
     of ($4,220,389)                                              1,646,635                          1,646,635
   Clearing deposits                                              5,132,592                          5,132,592
   Intangible assets (net of accumulated amortization of
      $ 4,031,264)                                                2,503,251       (2,503,251)               --
   Other assets                                                     996,064                            996,064
                                                               ------------     ------------      ------------

Total assets held for sale                                     $230,640,443     (188,269,397)     $ 42,371,046
                                                               ============     ============      ============

   Payable to broker-dealer and clearing organizations           35,185,890      (18,357,505)       16,828,385
   Payable to customers                                         180,786,869     (167,408,641)       13,378,228
   Securities sold, not yet purchased at market value                 1,384                              1,384
                                                               ------------     ------------      ------------

Total liabilities associated with assets held for sale         $215,974,143     (185,766,146)       30,207,997
                                                               ============     ============      ============

d) The proforma adjustment of retained earnings consist of the following:

Assets held for sale                                 $ 188,269,397      c)
Liabilities associated with assets held for sale       185,766,146      c)
                                                     -------------
  Net assets held for sale                              (2,503,251)
Sales price net of fees and unpaid expenses             25,221,960      b)
  Accrued income taxes                                  (4,000,000)     b)
                                                     -------------
Proforma adjustment to retained earnings             $  18,718,709
                                                     =============

      The following unaudited proforma consolidated statements of operations provide the historical and proforma operations of JB Oxford Holdings, Inc. and its subsidiaries as if the sale of the assets of JBOC to Ameritrade had taken place at the beginning of the respective periods. The following statements should be read in conjunction with annual report of JBOH on Form 10-K for the year ended December 31, 2003, and its quarterly report on Form 10-Q for the six months ended June 30, 2004, which have been filed previously with the Commission and are incorporated herein by reference. These statements of operations do not represent the results of operations that would have been achieved had the transaction and debt conversion taken place as described. These statements do not reflect the sale proceeds of the Ameritrade transaction or related income tax effects thereof. Assuming the transaction was consummated as of June 30, 2004, at the maximum sales price of $26 million, JBOH would have a proforma gain on sale of assets of approximately $18 million, net of related income taxes and applying tax credits from prior periods.

      Expenses directly related to the retail accounts of JB Oxford & Company have not been excluded where the expenses are being incurred under fixed-term contractual arrangements that were not terminable during the reported period. Revenue items are eliminated that relate to the retail accounts of JB Oxford & Company. Clearing and execution fees included inactivity, postage and other miscellaneous fees incidental to the clearing operation of National Clearing Corp. Trading profits result from market making activities that utilize the order flow of the retail accounts of JB Oxford & Company.

      Variable and direct expense items are eliminated that relate to the retail accounts of JB Oxford & Company. Employee compensation consists of salaried broker and web development wages directly related to the servicing of the retail accounts. Clearing and floor brokerage expense consists of costs incidental to the comparison, receipt, settlement, custody and delivery functions involved in securities transactions. Communications expenses consist of the preparation and delivery of confirmations and statements to retail customers as well as market data and communication costs for our website operation and telephones. Data processing costs are computer service bureau expenses to operate our back office accounting and securities system, as well as third party data processing for our website. Professional services relate to our independent public accountants examination of the separate broker dealer financial statements that would no longer be required upon JB Oxford & Company ceasing to act as a registered securities broker dealer, as well as consulting fees. Promotional expense relates to advertising and name branding for JB Oxford & Company. Amortization expense consists of the amortizing of the cost of retail customer accounts acquired from other broker dealers, which will be transferred as a part of the proposed transaction.

                    JB Oxford Holdings, Inc. and Subsidiaries
                 Proforma Consolidated Statements Of Operations
                                   (Unaudited)

                                                                       Proforma             June 30, 2004
                                                    June 30, 2004     Adjustments              Proforma
                                                     -----------      -----------            -----------
Revenues:
   Interest                                          $   115,787                            $   115,787
   Other                                                      --                                     --
                                                     -----------                             -----------
   Total revenues                                        115,787                                115,787
                                                     -----------                             -----------

Expenses:
   General and administrative                            894,895                                894,895
   Interest                                              321,778        (243,841)    a)          77,937
   Depreciation and amortization                         272,341                                272,341
                                                     -----------                             -----------

   Total expenses                                      1,489,014                              1,245,173
                                                     -----------                             -----------

   Loss from continuing operations before income
    taxes                                             (1,373,227)                            (1,129,386)

     Income tax expense (benefit)                          6,100                                  6,100
                                                     -----------                             -----------

   Net loss from continuing operations                (1,379,327)                            (1,135,486)

   Loss from discontinued operations                  (2,575,432)     (3,722,214)    b)      (6,297,646)
                                                     -----------                             -----------

   Net loss                                          $(3,954,759)                            $(7,433,132)
                                                     ===========                             ===========

Basic net loss per share:
   From continuing operations                        $     (0.76)                            $    (0.29)
   From discontinued operations                            (1.42)                                 (1.64)
   Basic net loss per share
                                                           (2.18)                                 (1.93)
Diluted net loss per share:
   From continuing operations                        $     (0.76)                            $    (0.29)
   From discontinued operations                            (1.42)                                 (1.64)
   Diluted net loss per share
                                                           (2.18)                                 (1.93)
  Weighted average number of shares
      Basic                                            1,814,256       2,029,474     a)       3,843,730
      Diluted                                          1,814,256       2,029,474     a)       3,843,730

a)    To  eliminate   interest  expense  related  to  the  secured   convertible
      debentures and to reflect the conversion of debt into 2,029,474 common shares

b) To eliminate revenue and expenses directly associated with the asset being proposed for sale. The following table represents the components of discontinued operations included in the above proforma statement of operations for the six months ended June 30, 2004.

Proforma Statement of                                             Proforma      June 30, 2004
Discontinued Operations                     June 30, 2004        Adjustments       Proforma
                                             ------------      ------------      ------------
Revenues:
   Clearing and execution                    $  1,186,763          (578,504)          608,260
   Trading profits                                211,786          (250,427)          (38,641)
   Commissions                                  4,035,980        (3,930,754)          105,226
   Interest                                     2,632,447        (2,542,387)           90,060
   Other                                           64,010           (48,050)           15,960
                                             ------------      ------------      ------------
    Total revenues                              8,130,986        (7,350,121)          780,865
                                             ------------      ------------      ------------
Expenses:
   Employee and broker compensation             2,959,932          (965,427)        1,994,505
   Clearing and floor brokerage                   495,636          (401,057)           94,579
   Communications                               1,076,287          (710,899)          365,388
   Occupancy and equipment                      1,467,669                --         1,467,669
   Interest                                       198,096          (180,267)           17,829
   Data processing charges                      1,172,784          (548,439)          624,345
   Professional services                        1,854,936            (8,541)        1,846,395
   Promotional                                    138,333          (134,869)            3,464
   Bad debt and settlement expense                 38,735           (37,347)            1,388
   Amortization of intangible assets              454,586          (454,586)               --
   Other operating expenses                       843,224          (186,474)          656,750
                                             ------------      ------------      ------------

    Total expenses                             10,700,218        (3,627,907)        7,072,312
                                             ------------      ------------      ------------

   Loss before income taxes                    (2,569,232)       (3,722,214)       (6,291,446)

     Income tax expense (benefit)                   6,200                               6,200
                                             ------------      ------------      ------------

   Net loss from discontinued operations     $ (2,575,432)     $ (3,722,214)     $ (6,297,646)
                                             ============      ============      ============

                    JB Oxford Holdings, Inc. and Subsidiaries
                      Consolidated Statements Of Operations
                                   (Unaudited)

                                         December 31,          Proforma       Discontinued     Dec 31, 2003
                                             2003             Adjustments     Operations         Proforma
                                         ------------        ----------        ----------      ------------
Revenues:
   Clearing and execution                $  2,897,911        (1,352,678)       (1,545,233)     $         --
                                         ------------        ----------        ----------      ------------
   Trading profits                          2,187,974          (535,497)       (1,652,477)
   Commissions                              8,880,695        (8,296,296)         (584,399)
   Interest                                 5,632,688        (5,052,792)         (347,240)          232,656
   Other                                      300,858          (162,206)         (128,575)           10,077
                                         ------------                                          ------------
     Total revenues                        19,900,126                                               242,733
                                         ------------                                          ------------
Expenses:
   Employee and broker compensation         6,408,314        (1,541,119)       (4,650,176)          217,019
   Clearing and floor brokerage               996,809          (718,216)         (274,417)             4176
   Communications                           2,113,303        (1,534,005)         (526,797)           52,501
   Occupancy and equipment                  4,122,942                --        (3,994,276)          128,666
   Interest                                 1,218,536          (963,882)          (98,781)          155,873
   Data processing charges                  2,287,153        (1,196,439)       (1,088,651)            2,063
   Professional services                    2,485,631           (34,242)       (1,053,927)        1,397,462
   Promotional                                251,031          (165,223)          (83,680)            2,128
   Bad debt and settlement expense            544,622           (78,000)         (466,622)               --
   Amortization of intangible assets        1,442,908        (1,442,908)               --                --
   Other operating expenses                 2,935,493          (573,695)       (2,128,916)          232,882
                                         ------------                                          ------------
     Total expenses                        24,806,742                                             2,192,770
                                         ------------                                          ------------
   Loss before income taxes                (4,906,616)                                           (1,950,037)
     Income tax expense (benefit)           1,042,348                                             1,042,348
                                         ------------                                          ------------
   Net loss                              $ (5,948,964)                                         $ (2,992,385)
                                         ============                                          ============
Earnings per share:
   Primary                               $      (3.83)                                         $      (0.84)
   Fully diluted                                (3.83)                                                (0.84)
  Weighted average number of shares
      Basic                                 1,552,568         2,029,474                           3,582,042
      Diluted                               1,552,568         2,029,474                           3,582,042

Notes to Proforma Consolidated Statements of Operations

      The proforma consolidated statements of operation take into consideration the elimination of revenue and expenses directly associated with the assets being proposed for sale; and the reduction of interest expense related to the conversion the secured convertible debentures which will be converted into common stock prior to the closing of the transaction.

      Discontinued operations represent the correspondent clearing and other brokerage operations of the Company. On August 20, 2004, we entered into an agreement with North American Clearing, Inc. to sell to it our clearing rights for the correspondent accounts of National Clearing Corp. This agreement is still subject to approval by our Board of Directors. Under the terms of the agreement, we will receive an initial payment of up to $100,000, and will receive 50% of the revenue related to the accounts over the next five years, up to a maximum total payment of $2.5 million. We hope to close on this transaction in the third quarter of 2004.

                            JB OXFORD HOLDINGS, INC.
                      9665 WILSHIRE BOULEVARD, THIRD FLOOR
                         BEVERLY HILLS, CALIFORNIA 90212

    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 7, 2004.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned, having received notice of the Special Meeting of Shareholders of JB Oxford Holdings, Inc. to be held at 9:00 A.M. local time on Thursday, October 7, 2004, hereby designates and appoints Christopher L. Jarratt and Barry S. Fischer, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of common stock of JB Oxford Holdings, Inc. that the undersigned is entitled to vote at such meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     PROPOSAL 1. To approve the sale of substantially all of the assets of JB Oxford & Company, a wholly-owned subsidiary of JB Oxford Holdings, Inc., to Ameritrade, Inc., pursuant to the terms of that certain asset purchase agreement by and among JB Oxford Holdings, Inc., JB Oxford & Company, and Ameritrade, Inc., dated June 4, 2004.

                      |_| FOR      |_| AGAINST      |_| ABSTAIN

                               (see reverse side)

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

      The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.


                                       -----------------------------------------
                                                     Signature


                                       Date
                                           -------------------------------------



                                       -----------------------------------------
                                                     Signature


                                       Date
                                           -------------------------------------

                                      NOTE:   Please   sign   exactly   as  name
                                      appears  hereon.  Joint owners should each
                                      sign.    When    signing   as    attorney,
                                      executor,     administrator,      trustee,
                                      guardian  or  corporate  officer,   please
                                      give full title as such.